The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226006

Subject to completion, dated July 18, 2018

Prospectus Supplement

(To Prospectus Dated July 6, 2018)

3,000,000 American Depositary Shares

Representing 3,000,000 Ordinary Shares

Materialise NV

We are offering 3,000,000 American Depositary Shares (“ADSs”). Each ADS will represent one ordinary share with no nominal value per share. All of the ADSs offered pursuant to this prospectus supplement are being sold by us. ADSs representing our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “MTLS.” On July 17, 2018, the last reported sale price of our ADSs on the NASDAQ Global Select Market was $12.37 per ADS.

This investment involves risk. See “Risk Factors” beginning on page S-19 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2017, which report is incorporated by reference in this prospectus supplement.

	Per ADS	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters have a 30-day option to purchase up to 450,000 additional ADSs to cover over-allotments, if any.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ADSs will be made against payment in New York, New York on or about                 , 2018.

Piper Jaffray

KeyBanc Capital Markets	Bryan, Garnier & Co.

KBC Securities USA

The date of this prospectus supplement is                 , 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we file with the SEC. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales of these securities are legally permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus, any free writing prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus supplement and the accompanying prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Solely for the convenience of the reader, unless otherwise indicated, all amounts in U.S. dollars have been converted from euros to U.S. dollars at an exchange rate of $1.1667 per euro, the exchange rate on July 13, 2018. These conversions should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate at that or any other date.

Certain figures included in this prospectus supplement have been rounded for ease of presentation. Percentage figures included in this prospectus supplement have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus supplement may similarly not sum due to rounding.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated herein or therein by reference. This summary does not contain all of the information that you should consider in making your investment decision. Before investing in the ADSs, you should read this entire prospectus supplement and the accompanying prospectus carefully, including each of the documents incorporated herein or therein by reference, for a more complete understanding of our business and this offering. Except as otherwise required by the context, references to “Materialise,” “Company,” “we,” “us” and “our” are to Materialise NV and its subsidiaries.

Our Mission

Our mission is to innovate product development that results in a better and healthier world, through our software and hardware infrastructure, and an in-depth knowledge of additive manufacturing.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. Since our founding in 1990 by our Chief Executive Officer, Wilfried Vancraen, we have consistently focused on developing innovative applications of additive manufacturing technologies. We believe our proprietary software platforms, which enable and enhance the functionality of 3D printers and of 3D printing operations, have become a market standard for professional 3D printing. We believe that our commitment to enabling 3D printing technologies has significantly supported and accelerated the acceptance and proliferation of additive manufacturing in the industrial and medical sectors and will continue to play an instrumental role as the industry evolves. In the healthcare sector, we bring software and medical devices to the market. Our medical software products include surgical planning tools that allow medical professionals to make 3D printable designs of the human anatomy. Our medical devices include surgical guides as well as customized medical implants. In our 3D printing service centers, including what we believe to be one of the world’s largest single-site additive manufacturing service center in Leuven, Belgium, we print medical devices, prototypes, production parts, and consumer products. Our customers are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. As of March 31, 2018, our team consisted of 1,909 full-time equivalent employees (“FTEs”) and fully dedicated consultants. Our portfolio of intellectual property features 248 patents and 185 pending patent applications as of March 31, 2018. For the year ended December 31, 2017, we generated €142.6 million of revenue, representing 24.5% growth over the prior year, a net loss of €1.7 million and an Adjusted EBITDA of €15.1 million. For the three months ended March 31, 2018, we generated €43.9 million of revenue, representing 37.5% growth over the same period of the prior year, a net loss of €0.2 million and an Adjusted EBITDA of €5.2 million. For a description of Adjusted EBITDA and a reconciliation of our net profit to our Adjusted EBITDA, see “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Other Financial Information” of our Annual Report on Form 20-F for the year ended December 31, 2017 and “Operating and Financial Review and Prospects—A. Operating Results—Other Financial Information” of our Report on Form 6-K filed with the SEC on July 18, 2018 (the “Q1 2018 6-K”), which are incorporated by reference in this prospectus supplement.

Our Core Competencies

Our established and proven business model integrates our three research-based core competencies: (i) software development, (ii) 3D printing services, and (iii) engineering, which act as complementary incubators for our new products and function as integrated support centers for our existing products. The interaction and synergies among our software development, 3D printing and engineering teams position us well to continuously develop and support innovative applications of 3D printing that often integrate all three core competencies, and our goal is to achieve long-term growth in our revenue and operating results, consistent with our past performance.

Our Market Segments

The product and service offerings developed by our three core competencies are offered through a market oriented organization that is active across three principal market segments: (i) Materialise Software, (ii) Materialise Medical, and (iii) Materialise Manufacturing. We believe that our customers benefit significantly from the synergistic interplay between our core competencies and the three market segments on which we focus and which provide constant end-user feedback to the product development and support teams within our core competencies. For example, we believe our software programs have become globally leading products in the markets we serve as a result of many factors including the sharing of knowledge within our central software development group as well as our in-house production operations, which enable us to continuously innovate, refine and focus our software solutions and provide us with valuable insight into our customers’ objectives and needs. Similarly, certain aspects of the equipment, processes and know-how that enable us to print surgical guides cleared by the U.S. Food and Drug Administration (the “FDA”) and CE-labeled implants are applicable to certain industrial markets we serve, including automotive and aerospace, where our customers have stringent requirements for high quality precision parts.

Our Materialise Software Segment

In our Materialise Software segment, we offer proprietary software worldwide through programs and platforms that enable and enhance the functionality of 3D printers and of 3D printing operations. We have developed software that interfaces between almost all types of 3D printers, and various software applications and capturing technologies, including computer-aided design (“CAD”) packages and 3D scanners, by enabling data preparation and process planning. Our programs interface with machines manufactured by leading original equipment manufacturers (“OEMs”), such as 3D Systems Corporation, Arcam AB, Concept Laser GmbH, envisionTEC GmbH, EOS GmbH, HP Inc., The ExOne Company, Renishaw PLC, SLM Solutions Group AG, Stratasys Ltd., Trumpf GmbH & Co. KG and voxeljet AG. In addition, we have entered into partnership agreements with leading CAD and product lifecycle management (“PLM”) companies such as Siemens PLM (“Siemens”) and PTC Inc. (“PTC”), for the integration of our additive manufacturing technology into Siemens’ NX software and PTC’s Creo software. This enables the streamlining of the design to manufacturing process for products being produced using additive manufacturing. We offer software that enables our customers to more efficiently organize the entire workflow of a 3D printing operation with multiple 3D printing machines, many operators and complex data flow and logistical requirements. We believe that the capabilities of our software products and their unique compatibility with almost all 3D printing systems continue to lead and set standards in the professional 3D printing software market. Customers operating machines from multiple OEMs and customers running large 3D printing operations are among those who can benefit the most from our software packages and we believe that in many cases those customers demand compatibility with our software from the systems of OEMs.

As of March 31, 2018, our Materialise Software segment (including core competencies) had a team of approximately 269 FTEs and fully dedicated consultants, with approximately 38% based at our headquarters in Belgium and the remaining employees distributed throughout our local field offices in China, Germany, Japan, Malaysia, the United Kingdom and the United States.

Business Model.    We generate revenue in our Materialise Software segment from our software licenses, maintenance contracts, hardware controller sales for our Materialise Controllers and custom software development services. We license our software products to our customers on either a time-based, most often annual, or perpetual basis, in which case we offer annual maintenance contracts that provide for software updates and support. We charge our custom software development services either on a time and material or on a fixed-cost basis. For the years ended December 31, 2017, 2016 and 2015, our

Materialise Software segment generated revenue of €35.8 million, €30.1 million and €25.8 million, respectively, representing 25.1%, 26.3% and 25.3% of our total revenue, respectively, and 18.8%, 16.8% and 42.6% growth over the prior year, respectively. For the three months ended March 31, 2018, our Materialise Software segment generated revenue of €8.3 million.

Software Products.    We have a diversified portfolio comprised of software applications addressing different 3D market opportunities. Our decades of experience in the additive manufacturing industry are reflected in the sophisticated 3D printing software and business management tools we provide for our customers. We believe that each of our software applications is, or has the potential of becoming, one of the leading technologies in its domain. We believe that our neutral platform approach positions our software to drive greater innovation and choice across the 3D printer software ecosystem, and provides 3D printer users with more powerful and flexible printing capabilities.

In particular, we offer the following software applications:

•

Magics.    Magics enables customers to import a wide variety of CAD formats and to export standard tessellation language (“STL”) files ready for additive manufacturing. Magics’ applications include: repairing and optimizing 3D models; analyzing parts; making process-related design changes on customers’ STL files; designing support structures; documenting customer projects; nesting multiple parts in a single print run; and process planning.

Our Magics platform is enhanced with modules that further expand functionality and utility for our customers. For instance, the Magics Import Module plays an important role in efficiently moving CAD designs through to manufactured products by importing nearly all standard CAD formats into Magics. The Magics Structures Module was designed to help customers to reduce weight and material usage in their designs. We also have developed logistical modules such as the Magics SG Module, which offers tools for support structure design during the 3D printing process, and the Magics Sintermodule, which offers solutions for automated part nesting, protecting small and fragile parts and locating them after building.

•

Streamics.    Complementary to Magics is our Streamics product, which is a central additive manufacturing logistics and control system that links operators, 3D printers (including those from various OEMs and based on different technologies), processes, materials and shipment flows together to improve customer service and save time and money. Streamics provides a user-friendly, server-based system, which centralizes our customers’ project data and makes it easier to collaborate among team members and communicate with customers. The configurable modules are designed to facilitate communication, support the organization and execution of data preparation, plan machine capacity, and guide post-processing steps, allowing additive manufacturing teams to quickly adapt to business and market changes.

•

3-maticSTL.    3-maticSTL is a versatile application that permits, among other things, design modification, design simplification, 3D texturing, re-meshing and forward engineering directly to standard additive manufacturing STL files.

•

MiniMagics and MiniMagicsPro.    MiniMagics and MiniMagicsPro provide solutions for our customers working in data preparation, or in quoting and quality control teams. MiniMagics allows customers to view STL files and communicate in an efficient way with their account manager by seeing the same visualization of the part on their respective screens. MiniMagicsPro is a professional STL file communication tool that allows account managers to access multiple file formats and exchange annotations and comments with the customer, and generate quotations taking into account file quality and the appropriate build orientation of each part. MiniMagics Pro  is designed to give our customers’ quality control and finishing teams the ability to compare measurement results with the initial design and deliver professional quality reports.

•

Build Processors and Machine Control Software.    We work in close collaboration with a wide variety of 3D printer OEMs to develop customized and integrated solutions for their additive manufacturing machines. Our build processors automatically translate the 3D model data into layer data to provide sliced geometry and can link the latter with the appropriate build parameters to feed the machine control software. Another key benefit of our build processors is that they allow for a two-way communication between Magics and 3D printers. In essence, the build processor not only tells the machine what to do, but is also capable of receiving feedback from the machine allowing the operator to trace and store data on specific jobs for quality control and other purposes. Our machine control software interprets sliced build data that is transferred to 3D printers and steers such machines, helping to ensure smooth and trouble-free production. We also develop the metal build processors in Materialise Bremen and as a consequence we are able to cover a wide range of metal 3D printers. Furthermore, licensing and integrating our build processor framework, companies such as Siemens and PTC can also leverage the extensive ecosystem of build processors we have developed together with OEMs. Powered by our build processor framework and the appropriate build processor, users of Siemens and PTC CAD packages can seamlessly connect directly to the printer from within the CAD application.

•

e-Stage.    e-Stage is a software solution that increases additive manufacturing productivity by automating STL support generation, optimizing the STL build process, and reducing the time our customers spend on finishing work such as build support removal and sanding. e-Stage is designed to allow our customers to use less material, to be able to 3D nest and to minimize failed builds. e-Stage for plastic has been commercially available since September 2007, and in the fall of 2017, we released e-Stage for metal.

•

Materialise Controller.    Materialise Controller controls and steers additive manufacturing machines using embedded Materialise software, and is fully integrated into the Materialise 3D printing software platform. It is engineered towards research and development applications, machine manufacturers and those who want to control or adapt the production process to their specific needs

Sales & Marketing.    We market and distribute our software directly through our sales force as well as through our own website and third-party distributors. Our Belgian team oversees our global marketing strategy and sales processes. Our local field office employees manage sales for particular markets and provide pre- and post-sales technical support to our customers. In addition, OEMs and local dealers often distribute our software products together with their 3D printers, with our software enhancing the printers’ value proposition and broadening the suite of applications available to the machines. Our sales force will typically follow up on these OEM or distributor sales to offer follow on products and services to the machine users.

Customers.    We believe we have a reputation for providing high-quality software in the marketplace and have strong relationships with leading multinational customers and other key users of additive manufacturing. The customers for our Materialise Software segment include 3D printing machine OEMs as well as manufacturers in a variety of other industries, such as the automotive, aerospace, consumer goods and hearing aid industries, and external 3D printing service bureaus. Our Materialise Software segment customer base is spread across Asia, Europe and the Americas.

For the years ended December 31, 2017, 2016 and 2015, our ten largest customers in our Materialise Software segment represented 23.0%, 15.6% and 10.5%, respectively, of our Materialise Software segment’s revenue. For the three months ended March 31, 2018, our ten largest customers in our Materialise Software segment represented 26.5% of our Materialise Software segment’s revenue.

Our Materialise Medical Segment

In our Materialise Medical segment, our product and services offering addresses what we believe to be long-term trends in the medical industry towards personalized, functional and evidence-based medicine.

As of March 31, 2018, our Materialise Medical segment consisted of approximately 559 FTEs, with approximately 29% based at our headquarters in Belgium and the remaining employees distributed throughout our local offices in Australia, China, Colombia, France, Germany, Japan, Malaysia, Ukraine, the United Kingdom and the United States.

Business Model.    We generate revenue in our Materialise Medical segment through clinical services and medical software. We sell licenses to our medical software packages and software maintenance contracts and sell medical devices that we print for our customers. We also provide custom software development and engineering services, for which we charge either on a time and material or on a fixed cost basis. The majority of these medical devices that we printed in 2017 were surgical guides (and related bone models) that were distributed to surgeons through our collaboration partners Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), Encore Medical, L.P. (d/b/a DJO Surgical) (“DJO Surgical”), DePuy Synthes Companies of Johnson & Johnson (“DePuy Synthes”), Howmedica Osteonics Corp. (“Stryker”), Global Orthopaedic Technology Pty Ltd (“Global Orthopaedic Technology”), Corin Ltd (“Corin”), Mathys AG (“Mathys”) and Limacorporate Spa (“Lima”). We also print patient-specific implants that we sell directly to hospitals or distribute through partners such as DePuy Synthes. The customer base for our medical software products includes academic institutions, medical device companies and hospitals. For the years ended December 31, 2017, 2016 and 2015, our Materialise Medical segment generated revenue of €42.8 million, €37.9 million and €34.9 million, respectively, representing 30.0%, 33.1% and 34.2% of our total revenue, respectively, and 13.0%, 8.8% and 16.1% growth over the prior year, respectively. For the three months ended March 31, 2018, our Materialise Medical segment generated revenue of €11.9 million.

Medical Software.    Our software allows medical-image based analysis and engineering as well as patient-specific design of surgical devices and implants. Our customers include leading research institutes, renowned hospitals and major medical device companies. Our medical software often serves as an introduction to our capabilities and in certain cases leads to clinical services opportunities. Our medical software packages are:

•

Materialise Mimics Innovation Suite.    The Materialise Mimics Innovation Suite is a complete set of tools developed for biomedical professionals that allows them to perform a multitude of engineering operations based on medical imaging data. The suite consists of several complementary products and services, including Materialise Mimics, Materialise 3-matic, engineering services and medical models, as well as consultancy and custom software development.

•

Materialise Mimics.    Materialise Mimics is software specifically developed for medical image processing that can be used to segment accurate 3D models from medical imaging data (for example, from CT or MRI) to measure accurately in 2D and 3D and to export 3D models for additive manufacturing or to Materialise 3-matic. These patient-specific models can be used for a variety of engineering applications directly in Materialise Mimics or Materialise 3-matic, or may be exported to third party software focused on statistical analysis, CAD or finite element analysis (which is used to predict how a product reacts to real-world forces such as vibration, heat and fluid flow).

•

Materialise 3-matic.    Materialise 3-matic focuses on anatomical design and is able to combine CAD tools with pre-processing capabilities directly on the anatomical data coming from Materialise Mimics. It enables our customers to conduct thorough 3D measurements and analysis, design a patient-specific implant, a surgical guide, or a benchtop model, and to prepare the anatomical data and/or resulting implants for simulation.

•

Materialise OrthoView.    Materialise OrthoView is a 2D digital pre-operative planning and templating solution for orthopedic surgeons. The software imports a digital X-ray image from a Picture Archiving and Communication System (“PACS”) and positions the templates of suitable prostheses on the X-ray image at the correct scale. Materialise OrthoView currently serves more than 12,000 orthopedic surgeons in 60 countries globally, focusing primarily on joint replacements. We acquired OrthoView Holdings Limited in October 2014, and have included the OrthoView solution in our portfolio of pre-operative planning solutions and have been gradually integrating 3D solutions in the OrthoView product.

•

Materialise Mimics inPrint.    With Materialise Mimics inPrint, clinicians can easily create files for 3D printing and use anatomically accurate models to help simulate or evaluate options for patient-specific surgical treatment. This software was designed specifically around the needs of clinicians to integrate seamlessly into their existing workflow. Materialise Mimics inPrint allows clinicians to get patient images from PACS and directly import them to start the 3D printing process. The software is compatible with digital imaging and communications in medicine (“DICOM”) standard, which ensures easy connections with all modern imaging systems. By sharing virtual or printed 3D models as an interactive PDF on any device, communication is both immediate and clear with co-workers, the surgical team and patients.

•

Materialise ProPlan CMF.    Materialise ProPlan CMF is a software package developed for oral, maxillofacial, nose, throat and plastic surgeons. The software allows surgeons to pre-operatively plan their cranio-maxio facial (“CMF”) surgeries in 3D based on (CB)CT or MRI images using a set of tools to analyze, measure and reconstruct the patient’s anatomy. With the software the surgeon can also plan the movements (translations and rotations) of the mandible or maxilla and preplan the reconstruction of defects.

Clinical Services.    Using our FDA-cleared and CE-compliant medical software, we analyze 3D medical images of patients and provide their doctors with virtual surgical planning services for their review and approval. In most cases, we also design and 3D print surgical guides that uniquely fit a specific patient and allow the surgeon to conduct the operation in accordance with the approved surgical plan. In certain circumstances, we deliver 3D printed, customized, patient-specific medical implants. In our 3D printing centers in Belgium, Japan and the United States, we have separate production lines, with an aggregate of 25 machines that only print devices for our Materialise Medical segment.

We believe that our medical image-based simulation and planning software and 3D printing technology can assist medical device companies, hospitals and clinicians in solving complex problems, ranging from virtual preparation tools, over patient-specific surgical guides, to patient-specific implants which can contribute to increased quality of life.

Utilizing our SurgiCase Connect tool, surgeons upload CT or MRI medical image data and submit their cases to us, track their cases and review them as interactive virtual 3D models. SurgiCase Connect enables our clinical engineers to better support the surgeons in the creation of surgical plans and guides. Surgeons using our orthopedics and CMF clinical services work together with our clinical engineers to turn their patients’ medical image data into virtual surgical plans, and patient-specific 3D printed precise surgical and customized anatomical models to optimize surgical planning. In the framework of our collaborations with certain leading medical device companies, our SurgiCase Connect tool is rebranded and adapted to the specific product offering and needs of our collaboration partners.

Our 3D printed surgical guides include joint replacement guides for knee, shoulder and hip replacement surgeries, osteotomy guides and CMF guides, and our 3D printed implants include hip-revision implants, shoulder and CMF implants. The surgical guides we print for U.S. based patients are FDA-cleared, and our medical devices for EEA-based patients bear the appropriate CE labels. We address large surgical markets in orthopedics and CMF through collaboration agreements with leading medical device companies, including Zimmer-Biomet, DJO Surgical, DePuy Synthes, and Lima. Pursuant to these agreements, we print joint replacement and CMF guides that our collaboration partners distribute under their own brands, together with their own implants, in the United States, Europe, Japan and Australia. We leverage our collaboration partners’ distribution capabilities to extend our reach into these large markets, and our collaboration partners utilize our 3D printing-related expertise to provide surgical planning and customized devices to surgeons. We also address certain high value-added, specialty applications by providing the full solution ourselves, including the delivery of CE-labeled implants and guides directly to the hospital or surgeon. Such applications include customized hip revision, shoulder and CMF implants in a patented porous matrix configuration and osteotomy guides. Our CMF implants, hip revision and shoulder implants and osteotomy guides are currently distributed in Europe, and our CMF implant activities are conducted through our subsidiary OBL SA. The shoulder and hip revision implant activities, which used to be conducted through our subsidiary Mobelife NV, are now conducted through our company, following the dissolution of Mobelife NV.

We also work with customers to print anatomical models that may be used for a wide range of applications such as sizing of medical devices, clinical trials, training, patient communications and marketing. For example, our HeartPrint service provides 3D printed cardiovascular anatomical models. These models are printed using our proprietary process that makes possible a superior final product that is flexible. We also print transparent or multi-color models for better visualization of the anatomy. Each of our core competencies was instrumental in developing the HeartPrint technology.

Sales and Marketing.    We distribute our medical software through our direct sales force, our website and PACS partners (some of which partners also include our OrthoView solutions in their product offering to hospitals). We distribute our 3D printed medical devices primarily through our agreements with our collaboration partners such as Zimmer Biomet, Depuy Synthes and Stryker. In specialty markets, we market and distribute our 3D printed medical devices and other clinical services through our experienced engineers who develop a close collaboration with key opinion leaders in each of these market segments.

All our activities in our Materialise Medical segment are coordinated and supervised from our headquarters in Belgium, which supervises product management and sales of our medical devices and software products.

Customers.    The customers for our Materialise Medical segment mainly include medical device companies, hospitals, universities and industrial companies. For the year ended December 31, 2017, partner sales to medical companies collectively represented 48.5% and total software sales represented 36.5% of our total Materialise Medical segment sales. For the three months ended March 31, 2018, partner sales to medical companies collectively represented 55.9% and total software sales represented 35.1% of our total Materialise Medical segment sales. Most of our other clinical service sales to customers are executed on the basis of single transaction contracts or purchase orders. These contracts and purchase orders lay out the pricing, delivery and other terms of the order.

Collaboration Partners.    We collaborate with leading medical device companies for the development and distribution of our surgical planning software, services, and products, including with Zimmer Biomet, DJO Surgical, DePuy Synthes, Global Orthopaedic Technology, Lima and Mathys. Pursuant to these arrangements, we develop and license software and sell surgical guides, including for use in the fields of knee and shoulder replacement, CMF and thoracic procedures that our collaboration partners may then distribute under their own brands, together with their own implants, mainly in the United States, Europe, Japan and Australia. In addition, we grant licenses to collaboration partners to use, market and distribute such software or surgical guides. Some of the licenses we have granted to our products and software provide for exclusive rights, including with respect to a particular field of medicine or to the software or product developed during the collaboration, and certain collaboration partners may have rights of first refusal with respect to related products or collaborations. The compensation structures under these arrangements vary and may include an upfront fee, royalties, milestone payments linked to certain targets, and fees for the service, maintenance and training we provide in connection with our software and products.

Our Materialise Manufacturing Segment

In our Materialise Manufacturing segment, we primarily offer 3D printing services to industrial and commercial customers, the majority of which are located in Europe. In addition, we have identified, and provide 3D printing services to, certain specialty growth markets in both the industrial and consumer marketplaces.

Many of the parts we print require functionality that cannot be delivered using other production processes. We believe that our industrial customers value the high quality, accuracy, complexity, durability, functionality and diversity in terms of size, scale and materials of the 3D printing services that we can offer. We deliver products to highly regulated industries, such as aerospace, healthcare, machine manufacturing, quality control equipment and consumer goods, where our applications, technology and hardware capabilities enable us to adhere to high quality standards in a certified production environment.

As of March 31, 2018, our Materialise Manufacturing segment consisted of 793 FTEs and fully dedicated consultants, with 28% based at our headquarters in Belgium and the remaining employees distributed throughout our local field offices in Austria, the Czech Republic, France, Germany, Italy, Poland, Spain, Sweden, the United States and the United Kingdom.

In October 2017, we acquired ACTech Holding Gmbh, ACTech Gmbh and ACTech North America Inc. (“ACTech”), a full-service manufacturer of complex metal pre-production prototypes. This acquisition increased the scope of our Materialise Manufacturing segment’s operations and had a significant impact on our results of operations for the fourth quarter of 2017, the year ended December 31, 2017 and the first quarter of 2018. As a result of the acquisition of ACTech, we now have in-house post processing capabilities for metal parts. Furthermore, the acquisition of ACTech will enable us to develop and improve our software suite for metal 3D printing through close collaboration with ACTech, taking advantage of learning from an active metal manufacturing environment.

Business Model.    We generate revenue in our Materialise Manufacturing segment through the sale of parts that we print for our customers and design and engineering. We charge our design and engineering services either on a time or on a fixed-cost basis. For the years ended December 31, 2017, 2016 and 2015, our Materialise Manufacturing segment generated revenue of €63.7 million, €46.4 million and €41.4 million, respectively, representing 44.7%, 40.5% and 40.6% of our total revenue, respectively, and 37.3%, 12.1% and 24.6% growth over the prior year, respectively. Of the revenue generated by our additive manufacturing solutions business (excluding ACTech) for the year ended December 31, 2017, approximately 52.9% was derived from rapid prototyping and 47.1% was derived from additive manufacturing of end parts. Revenue from ACTech was €10.0 million for the period from the date of acquisition through December 31, 2017. For the three months ended March 31, 2018, our Materialise Manufacturing segment generated revenue of €23.6 million. Of the revenue generated by our additive manufacturing solutions business (excluding ACTech), for the three months ended March 31, 2018, 60.5% was derived from rapid prototyping and 39.5% was derived from additive manufacturing of end parts. Revenue from ACTech was €11.2 million for the three months ended March 31, 2018.

Industrial Services.    We offer the following services in our Materialise Manufacturing segment:

•

Additive Manufacturing Solutions.    We provide design and engineering services and rapid prototyping and additive manufacturing of production parts to customers serving the automotive, consumer goods, industrial goods, art and architecture and aerospace markets. In our service centers in Belgium, the Czech Republic, Poland and Germany, as of March 31, 2018, we operated 151 3D printers, six vacuum casting machines and 16 CNC machines (which we acquired through the ACTech acquisition), producing both prototypes and production parts based on our customers’ product designs. Our service centers offer a variety of 3D printing technologies including stereolithography, laser sintering, FDM (also known as Filament Fusion), PolyJet, powder binding, Multi Jet Fusion, selective laser melting (“SLM”), vacuum casting and foundry parts based on sand-printed moulds. In order to meet specific customer needs for very large printed parts, we developed Mammoth, our own proprietary stereolithography technology, which we believe is capable of printing parts larger than those produced using any other stereolithography technology by utilizing a build area of approximately 1.26 cubic meters with a length of 2 meters. We currently operate 15 Mammoth 3D printers in our Belgian service center.

•

Niche Industrial and Consumer Solutions.    We have developed additive manufacturing solutions that serve certain specialty industrial and consumer applications. Our RapidFit+ business utilizes additive manufacturing to provide the automotive market with customized, highly precise and, in certain cases, patent protected measurement and fixturing tools. We engineer and 3D print fixtures that allow automobile manufacturers and their suppliers to improve the quality control and efficiency of their manufacturing processes by allowing them to inspect and measure component parts, such as bumpers, before assembly. Through the use of additive manufacturing technology, we believe that RapidFit+ fixtures provide more functionality and flexibility than the traditional fixtures that are currently widely used in the automotive industry. In 2013, we established a subsidiary, RapidFit Inc., in the United States to directly access the U.S. automotive market. In 2015, we expanded our RapidFit Inc. production capabilities with one 3D printer. In 2016, we fully integrated the RapidFit+ business into our Materialise Manufacturing segment. ACTech, which we acquired in 2017, also provides specialized additive manufacturing solutions. In particular, ACTech provides prototyping of highly complex metal components through casting techniques that result in products that have a production grade performance.

In the consumer market, i.materialise, our global online 3D printing service that caters to the “home professional.” Designers, students, inventors and everyday consumers who want to create something unique can utilize our online service to produce their own products and, if they desire, share their products with, and even offer them for sale to others through our platform. Users can upload their 3D designs, choose from a large selection of materials and colors, and instantly see the price for such models in the desired scale and quantities. Users can also buy 3D printed products from the catalogue of .MGX by Materialise or other third party designs on our i.materialise website. .MGX by Materialise is a collection of 3D printed lamps, furniture, and other home furnishings and accessories, many of which have been developed in collaboration with well-known designers to showcase the opportunities that additive manufacturing offers to create products with a new look and innovative functionality. Pieces from the .MGX collection have become design icons featured in world renowned museums, including the Museum of Modern Art in New York and the Centre Pompidou in Paris, and have won many awards, including the Visionaries! award by the Museum of Art & Design and the Red Dot Design Award. Through the .MGX by Materialise collection, we gain access to professionals as well as home designers. In 2016, we fully integrated the i.materialise platform into our Materialise Manufacturing segment.

Sales and Marketing.    We market our services to our additive manufacturing solutions business customers using our sales force and through our website. Our more complex product offerings are addressed directly by our specialized sales managers who are located throughout Europe in close proximity to our larger accounts and who align our customers’ needs with the wide range of 3D printing technologies that we offer. More straightforward products can be ordered directly by our customers through our “Materialise OnSite” web portal, a proprietary automated system that takes orders, provides quotes and manages the printing process from start to finish, and allows customers to track the manufacturing and shipment process of their product online. Within our larger sales teams, specialized sales managers focus either on rapid prototyping, which is our traditional and well-established market, or the additive manufacturing of end-use production parts, which is the market where we see opportunities for significant growth. Our marketing team in Belgium oversees our global marketing strategy. In addition, employees at our Belgian headquarters and in our local field offices manage sales for particular markets and accounts and provide back office and production management support to our customers.

All sales for our online sales platform are through our website, and managed mainly from our headquarters in Belgium. We have a separate team dedicated to the fixtures market where our account managers’ thorough technical knowledge is key to effectively managing our RapidFit+ application.

In addition, as a result of its specific product portfolio, we have dedicated sales, marketing and project teams based in Germany (Freiberg), the United States and India for ACTech products.

Customers.    The customers for our Materialise Manufacturing segment are from a wide variety of industries, including automotive, aerospace, healthcare, industrial machining, art and design and consumer products For these customers, we offer a complete set of services ranging from co-creation, to design and engineering, rapid prototyping, and certified manufacturing of end-use parts, including the RapidFit+ service offered to automotive customers.

Through our co-creation offering, we work together with customers to solve complex design challenges and to discuss how the introduction of 3D printing can affect product development, manufacturing workflow, business models and customer experiences. For example, a co-creation with HOYA Vision Core Company (“HOYA”), in collaboration with Hoet Design Studio, saw the launch of the world’s first vision-centric, 3D-tailored eyewear solution, Yuniku, in the fall of 2016. Yuniku enables individualized lens and frame design through a sophisticated end-to-end digital supply chain, which includes a custom 3D scanner and software platform, co-created by us and HOYA, directly linked to our manufacturing factory where we provide our Certified Additive Manufacturing services. In 2017, we started shipping the first Yuniku scanners.

Through our design and engineering service, we also provide support for those customers looking for support in their initial concept design or with maximizing a design for 3D printing. Our design and engineering team, which is comprised of highly specialized designers and CAD engineers, offers dedicated design and software support for additive manufacturing, including remodeling and file preparation, as well as 3D scanning and measuring.

The customers of both our Materialise OnSite and i.materialise platforms order through our website. Materialise OnSite customers tend to be industrial customers looking to rapid prototype parts quickly and reliably, often taking advantage of fast-lane machines to ensure short lead times for time-critical projects. For i.materialise, while there is a potential to address the wide consumer market with this platform, we prefer to describe our current customers as “home professionals.” Our i.materialise client base includes independent designers and CAD hobbyists that often sell their creations or their services to others, including, in certain instances, through the i.materialise gallery. Through i.materialise’s APIs, companies can also partner with i.materialise to give their own customers a cloud-based, 3D-printing solution on their website, streamlining the ordering, manufacturing and shipping processes through a direct link to our factory for 3D printing. Since 2016, Microsoft has been using the i.materialise API to offer a cloud-based 3D print solution for Windows 10 users, and PTC did the same for Creo 4.0 software users.

Most of our straightforward additive manufacturing and rapid prototyping solutions are executed on the basis of single transaction contracts or purchase orders with the customer. These contracts and purchase orders lay out the pricing, delivery and other terms of the order. For our Certified Additive Manufacturing service an entirely new approach to ensure parts are made according to agreed standards is required, for which we have set processes to onboard new customers. An example of this is our dedicated aerospace manufacturing line, backed by certifications EN9100 and EASA Part 21G, through which we are currently manufacturing plastic parts for Airbus’s A350 XWB. We expect that as demand for our Certified Additive Manufacturing service grows, more long-term agreements may be entered into.

For the automotive manufacturers and their suppliers that use our RapidFit+ service, the fixtures are custom engineered by dedicated teams. Our RapidFit+ customers, which include their quality departments, expect that fixtures meet high accuracy standards. A number of automotive OEMs in Europe are currently considering our innovative solution as a potential new standard, while a solid base of automotive Tier 1 suppliers in Europe has embraced RapidFit as one of their fixture solutions. We see that a growing number of global Tier 1 suppliers with facilities in the United States are currently placing limited orders with a view to investigating the advantages of our RapidFit+ technology.

Growth Opportunities

Materialise Software Segment

We sell our software together with the initial sale of 3D printing systems as well as into the installed base of existing 3D printing systems. We expect the number of internal and external service or production centers across the 3D printing industry to grow with 3D printing operations running more complex mixes of machines from different manufacturers and based on various technologies. As 3D printing will be increasingly used for the manufacturing of complex or customized end parts, and as the number of 3D printer manufacturers increases with certain new players initially focusing more on the hardware than on the software component of their 3D printers, we believe the demand for highly performing industrial 3D printing software platforms is likely to grow accordingly. Furthermore, we believe that the worldwide market for additive manufacturing software is tied to the growth of the overall additive manufacturing sector and, in particular, the number of industrial 3D printing systems in operation. We expect that the volume of industrial 3D printing systems sold will grow with increased adoption of additive manufacturing processes, and that 3D printing software, in particular in the professional segment of the market, will increasingly be needed to interface with these systems and allow for more efficient operation of those systems.

We believe that we can continue to expand our market penetration through expanding relationships with customers and OEMs, and through the continued innovation of our software products to adapt to and meet market demands. In order to be able to do so, we intend to bring our teams closer to our customer base worldwide, which will require continued investments in the expansion of our marketing and sales presence. In order to be able to meet the demands of new entrants on the market, we also intend to continue to invest significantly in the development of our software products, including furthering their compatibility with as many 3D printers on the market utilizing as many different material types as possible. For example, we believe the market for metal-based printing will be a key growth area in the additive manufacturing industry and, while we believe we currently have a strong market position in software for metal printing, we are also committed to research and development of metal-based technologies, such as machine integration and porous structures generation.

Materialise Medical Segment

The Materialise Medical segment is the market where we believe we can most directly realize our mission statement and contribute to a healthier world while providing multiple opportunities for continued revenue growth. We are committed to expanding the reach of our medical software as well as currently investing significantly in the development of new product offerings as well as the expansion of our distribution channel in the various sub-segments of our Materialise Medical segment. In the surgical guide business, our growth over the last few years has come primarily from the knee-implant market, a market where medical device companies are currently developing their own guide solutions. Within the surgical guide market we continue to focus on and see opportunities to further penetrate markets currently served as well as expand into new markets. Over the past few years, we have been developing solutions for additional joints and have launched guides for shoulders and hips. We have also developed other applications, such as malunion and osteotomy surgical guides. We intend to further diversify our product portfolio through product development as well as entering into new collaborations. For example, we are making significant investments in research to produce 3D printable models based on X-ray data.

In the implant business, the extensive clinical evidence that both OBL SA and Mobelife NV have developed with key opinion leaders over the last few years regarding the efficacy of our customized CMF and hip revision implant solutions is now gradually finding its way into scientific publications. We believe that this development will help the growth of our CMF and hip revision implant activities, which we intend to further support through distributors as well as our local sales offices. In addition, we expect to leverage our experience with existing implant activities to develop new applications for other rare conditions that may benefit significantly from a patient-specific solution. We expect that both our existing CMF and hip revision implant activities and the development of applications for new specialty markets will require additional significant investments in the near future. However, we expect such investments to form the basis of stable annual revenue growth in the longer term.

As a result of the trend that we see in the medical community towards more patient-specific devices and treatments, a growing number of academic, clinical and commercial researchers are focusing on customized medical treatments. Because these new products and treatments can only be brought to the market in compliance with very strict regulatory requirements, we believe there is an opportunity for providers of safe and stable medical software tools, such as our company, that can pass and have previously passed significant regulatory scrutiny.

We believe that our medical services and software may also help to reduce the clinical trial effort and expense for medical device companies by allowing more efficient bench-top modelling, testing and simulations, and by increasing efficiency in the selection of eligible patients.

In general, our customers use our Mimics Innovation Suite either as a research and development tool for the development of new medical devices or innovative surgical approaches or as a production tool for the manufacturing of customized or customizable medical devices. The needs and priorities of our Mimics Innovation Suite customers vary depending on their primary use. Customers that focus on research and development applications prefer an advanced, rapidly evolving tool that gives them immediate access to our latest innovations. In contrast, customers that focus on production require a more static product that has passed extensive testing and verification required for regulatory purposes. We have launched two versions of our Mimics Innovations Suite, through which we aim to better tailor the product to this differentiated customer base.

As we intend to continue to invest in product development and market penetration, we will require certain capital commitments and may experience a near-term impact to our revenue and profitability levels. However, we expect such investments to form the basis of stable annual revenue growth in the longer term.

Our medical engineering services offerings, which we continue to build, assist medical device companies in their designs. Our engineers not only serve the orthopedic field but also the cardiovascular field where new and customized approaches are being developed and the sizing of devices is an important development area. As product managers in the medical device industry continue to recognize the value of, and need for, specialized advice and assistance in the design of new 3D printable devices, our medical engineering services may grow accordingly.

Materialise Manufacturing Segment

We believe that we can continue to meet and benefit from the growing industrial demand for 3D printing services, in particular by increasing the number and capacity of our 3D printing service centers in Europe.

We believe that there is particular potential to grow our presence in the markets for additive manufacturing of end products, including for example fixtures for the automotive industry and eyewear products. In recent years, more companies have been using additive manufacturing for production across a broad range of industrial sectors, including aerospace, orthopedic implants, surgical guides, dental copings and hearing devices. Additive manufacturing is also being used to manufacture specialty furniture, accessories for the home and office, personal accessories, fashion products, jewelry and footwear.

For industrial end parts, we intend to continue to invest in the expansion and creation of certified 3D manufacturing environments that meet the high standards of the specialized segments of the industrial production market that we focus on. In addition, we believe that our local sales teams, which are in close proximity to our customers, as well as our engineering teams, which can bring in additional expertise where required, are important and rather unique assets in this market that are worthwhile to continue to invest in.

We believe that we will be able to better position our metal 3D printing offering, in particular in the production of unique or small batches of complex metal parts (including pre-production prototypes) for the automotive industry. Our October 4, 2017 acquisition of ACTech, a full-service manufacturer of complex metal pre-production prototypes, has increased the scope of our Materialise Manufacturing segment’s operations and should allow us to further expand our presence into new vertical end markets and our exposure to production versus prototype parts. We expect to continue to focus on developing the capabilities necessary to provide 3D printing services that can benefit from new material types that gain traction in the additive manufacturing market in the future.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•

we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements.

We will remain an emerging growth company until the earliest of (i) December 31, 2019, (ii) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (iii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Company Information

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium. Our telephone number is +32 (16) 39 66 11. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

2018 Annual General Shareholders’ Meeting

On June 5, 2018, at our 2018 Annual General Shareholders’ Meeting, our shareholders elected the following directors to serve until the next Annual General Shareholders’ Meeting: Peter Leys; Wilfried Vancraen; Hilde Ingelaere; Pol Ingelaere; Jos Vander Sloten; A TRE C CVOA, represented by Johan De Lille; Jürgen Ingels; Lieve Verplancke; and Bart Luyten.

Drawings Under EIB Facility Agreement

On December 20, 2017, we entered into a finance contract with the European Investment Bank (the “EIB”) to support our ongoing research and development programs for growth from 2017 to 2020 (the “EIB Facility Agreement”).

On June 7, 2018, we signed a forward fixing agreement with the EIB, pursuant to which we drew in July 2018 a first tranche of €10 million and will draw a second tranche of €25 million in July 2019 under the EIB Facility Agreement. The rates have been fixed at 2.403% and 2.719%, respectively, with principal repayment dates between 2021 and 2026 for the first tranche, and between 2022 and 2027 for the second tranche. The interest rates include an initial margin of 1.86% determined in accordance with the terms of the EIB Facility Agreement, and may still vary based on certain EBITDA levels and debt ratios. The terms of the EIB Facility Agreement provide that the drawing of the second tranche is subject to a specified debt ratio being met.

For additional details regarding the terms of the EIB Facility Agreement, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Material Unused Sources of Liquidity” in our Annual Report on Form 20-F for the year ended December 31, 2017.

Strategic Alliance Partnership Agreement

On July 18, 2018, we and BASF New Business GmbH (“BASF New Business”), a subsidiary of BASF SE, the German chemical conglomerate (FWB: BAS), entered into a Strategic Alliance Partnership Agreement (the “Strategic Alliance Partnership Agreement”). The Strategic Alliance Partnership Agreement establishes a framework for collaboration to leverage the parties’ existing strengths and expertise to develop new materials for the 3D printing industry. In particular, the agreement contemplates that we and BASF New Business will collaborate in multiple areas including: (i) materials supply and development, (ii) application development, (iii) research & development in new technology fields, (iv) interchange of expertise and know-how in additive manufacturing production in the fields of 3D printing processes, and (v) pursuit of new business development opportunities in the field of additive manufacturing in various industries.

The Strategic Alliance Partnership Agreement specifies the general terms under which we and BASF New Business will negotiate further final and binding agreements for the multiple areas of cooperation contemplated by the agreement, and provides an indicative timeline for concluding such negotiations by November 2018. Although we and BASF New Business have already commenced some development activities, and we have agreed to provide BASF New Business preferential access to our facilities as well as to our Materialise OnSite web portal, the financial and other specific terms of our proposed partnerships, which we expect to be mutually beneficial to both parties, have not yet been finalized.

Subscription Agreement

In connection with the entry into the Strategic Alliance Partnership Agreement, we and BASF Antwerpen NV (“BASF Antwerpen”), a subsidiary of BASF SE, entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which BASF Antwerpen has subscribed for 1,953,125 of our newly issued ordinary shares, for an aggregate subscription price of approximately $25 million (the “Private Placement”). We expect to use the net proceeds of the Private Placement for general corporate purposes (including, but not limited to, potential acquisitions or partnerships).

The Subscription Agreement contains customary representations, warranties and covenants. The ordinary shares subscribed for are expected to be delivered to BASF Antwerpen on or about July 19, 2018, subject to the satisfaction of customary closing conditions. The closing of the Private Placement is not conditioned on the completion of this offering of ADSs.

Pursuant to the terms of the Subscription Agreement, subject to certain exceptions, BASF Antwerpen has agreed not to sell or transfer the ordinary shares until six months after the closing date of the Private

Placement. Upon the expiration of these transfer restrictions, if BASF Antwerpen believes in good faith that it is not able to resell all the ordinary shares publicly pursuant to Rule 144 under the Securities Act, we have agreed, upon BASF Antwerpen’s request and subject to certain conditions, to file a registration statement with the SEC to register the ordinary shares (in the form of ADSs) for resale within 45 days of such request, which registration statement will be required to become effective within 120 days following such request.

Estimated June 30, 2018 Quarterly Financial Results

Our estimated financial results for the three months ended June 30, 2018 presented below are preliminary and are subject to the completion of our quarter-end closing procedures and management’s financial review. The preliminary financial data have been prepared by, and are the responsibility of, our management. BDO Bedrijfsrevisoren Burg. CVBA, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data. Accordingly, BDO Bedrijfsrevisoren Burg. CVBA does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for this period are finalized.

While complete financial information as of and for such period is not available, based on the information and data currently available, we preliminarily estimate that for the three months ended June 30, 2018, we will have revenue between €44.9 million and €45.1 million and an operating profit between €0.5 million and €0.8 million, compared with revenue and operating loss for the three months ended June 30, 2017 of €33.6 million and €0.3 million, respectively.

These estimates are preliminary and may change. In addition, these preliminary results of operations for the three months ended June 30, 2018 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2018 or in any other future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The Offering

Issuer	Materialise NV

ADSs offered by Materialise NV	3,000,000 ADSs

ADSs to be outstanding immediately after this offering	16,490,070 ADSs

Ordinary shares to be outstanding immediately after this offering	52,381,419 ordinary shares

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to 450,000 ADSs

The ADSs	Each ADS represents one ordinary share.

The depositary will hold the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement. You may cancel your ADSs and withdraw the underlying ordinary shares. The depositary will charge you fees for, among other acts, any cancellation. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the ADSs, you should carefully read “Description of American Depositary Shares” in the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement of which this prospectus supplement forms a part.

Depositary	The Bank of New York Mellon

Custodian	ING Securities Services, Inc.

Use of proceeds	We expect to receive total estimated net proceeds from this offering of approximately $ , after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes (including, but not limited to, potential acquisitions or partnerships). Pending our use of the net proceeds as described above, we may invest the net proceeds in short-term bank deposits or invest them in interest-bearing, investment-grade securities. See “Use of Proceeds.”

Risk factors	You should carefully read the information set forth under “Risk Factors” beginning on page S-19 of this prospectus supplement and page 4 of the accompanying prospectus as well as under “Item 3. Key Information—D. Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2017 before deciding to invest in the ADSs.

NASDAQ symbol	MTLS

The number of ordinary shares to be outstanding immediately after this offering is based upon ordinary shares outstanding as of March 31, 2018, after giving effect to the Private Placement, and excludes:

•	1,302,143 ordinary shares issuable upon exercise of outstanding granted warrants as of March 31, 2018, at a weighted-average exercise price of €8.04 per share; and

•	508,904 ordinary shares issuable upon conversion of €1.0 million of outstanding convertible bonds as of March 31, 2018, at a conversion price of €1.97 per share.

Except as otherwise indicated, the information in this prospectus supplement assumes:

•	the sale of all ADSs offered by this prospectus supplement other than the ADSs subject to the underwriters’ over-allotment option to purchase additional ADSs;

•	the underwriters do not exercise their over-allotment option; and

•

no warrants, convertible bonds or ordinary shares were issued or granted after March 31, 2018 and no outstanding granted warrants were exercised or terminated, or outstanding convertible bonds were converted, after March 31, 2018.

For additional information regarding the Private Placement, see “—Recent Developments—Subscription Agreement” above.

RISK FACTORS

Investment in the ADSs offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2017 and other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase these ADSs.

Risks Related to the ADSs and this Offering

As a new investor, you will experience substantial dilution as a result of this offering.

The public offering price per ADS will be substantially higher than the net tangible book value per ADS prior to this offering. Consequently, if you purchase ADSs in this offering at the public offering price of $             per ADS, you will incur immediate dilution of $             per ADS from an accounting perspective on a consolidated basis. For further information regarding the dilution resulting from this offering, please see the section entitled “Dilution” in this prospectus supplement. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares. In addition, if the underwriters exercise the overallotment option, you will experience additional dilution.

The ADSs may experience price and volume fluctuations.

The stock market generally has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance. The market price and liquidity of the market for the ADSs that will prevail in the market after this offering may be higher or lower than the price you pay and may be significantly affected by numerous factors, some of which are beyond our control. These factors include:

•	significant volatility in the market price and trading volume of securities of companies in our sector, which is not necessarily related to the operating performance of these companies;

•	the mix of products that we sell, and related services that we provide, during any period;

•	delays between our expenditures to develop and market new products and the generation of sales from those products;

•	changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

•	changes in our expenditures to promote our products and services;

•	success or failure of research and development projects of us or our competitors;

•	announcements of acquisitions by us or one of our competitors;

•	the general tendency towards volatility in the market prices of shares of companies that rely on technology and innovation;

•	changes in regulatory policies or tax guidelines;

•	changes or perceived changes in earnings or variations in operating results;

•	any shortfall in revenue or net income from levels expected by investors or securities analysts; and

•	general economic trends and other external factors.

Any of these factors could result in a material decline in the price of the ADSs.

Members of our board of directors and senior management own a significant percentage of our ordinary shares and are able to exert significant influence over matters subject to shareholder approval.

Members of our board of directors and senior management (including members of the executive committee) beneficially owned approximately 72.4% of our outstanding ordinary shares (including ordinary shares represented by ADSs), as of March 31, 2018. These shareholders have significant influence over the election of members of our board of directors and the outcome of corporate actions requiring shareholder approval, including dividend policy, mergers, share capital increases, amendments of our articles of association and other extraordinary transactions. For example, these shareholders may be able to influence the outcome of elections of members of our board of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. In addition, our articles of association provide that, as long as Wilfried Vancraen, our founder and Chief Executive Officer, Hilde Ingelaere, an Executive Vice President of our company who is also Mr. Vancraen’s spouse, and their three children, Linde, Sander and Jeroen Vancraen, or collectively the Family Shareholders, control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders. See “Description of Share Capital” in the accompanying prospectus. This concentration of ownership within this group of shareholders and the rights of the Family Shareholders prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares or ADSs that you may feel are in your best interest as one of our shareholders. The interests of these existing shareholders or the Family Shareholders may not always coincide with your interests or the interests of other shareholders, and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their ordinary shares, which might affect the prevailing market price for the ADSs.

Substantial future sales of our ordinary shares or ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.

Additional sales of our ordinary shares or ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of the ADSs to decline. A substantial number of outstanding ordinary shares are, and the ADSs sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Upon completion of the Private Placement and this offering, we will have 52,381,419 ordinary shares outstanding (including 16,490,070 ordinary shares represented by ADSs). Upon the completion of the Private Placement and this offering, approximately 34,344,690 ordinary shares (including 125,034 ordinary shares represented by ADSs) held by the members of our board of directors, our senior management, key employees and certain shareholders will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of ordinary shares and ADSs by those parties for a period of 90 days after the date of this prospectus supplement. However, all of the ADSs sold in this offering and the remaining ordinary shares outstanding prior to this offering (including 16,365,036 ordinary shares represented by ADSs, but excluding the ordinary shares to be issued in the Private Placement) will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates and are not registered for public resale under an effective registration statement under the Securities Act, will be freely tradable without restriction under the Securities Act. In the case of the 1,953,125 ordinary shares to be issued in the Private Placement, although these shares will not be subject to lock-up agreements with the underwriters, these shares will be restricted securities under Rule 144 under the Securities Act and subject to transfer restrictions under the Subscription Agreement, including a six-month lock-up agreement. See “Prospectus Summary—Recent Developments—Subscription Agreement.” In addition, following the expiration of the 90-day lock up period referenced above, the holders holding approximately 35,032,250 ordinary shares have registration rights pursuant to which we have filed a registration statement under the Securities Act on Form F-3 registering the public resale of such shares (represented by ADSs). The market price of our ADSs could decline as a result of sales by our shareholders in the market following completion of this offering or the perception that these sales could occur.

The dilutive effect of our warrants and convertible bonds could have an adverse effect on the future market price of the ADSs or otherwise adversely affect the interests of our shareholders.

Based on outstanding granted warrants and outstanding convertible bonds, as of March 31, 2018, there were outstanding granted warrants to subscribe for an aggregate of 1,302,143 ordinary shares at a weighted average exercise price of €8.04 per share, and €1.0 million of outstanding convertible bonds convertible into an aggregate of 508,904 ordinary shares at a conversion price of €1.97 per share. The warrants and convertible bonds likely will be exercised or converted if the market price of the ADSs equals or exceeds the applicable exercise or conversion price. To the extent such securities are exercised or converted, additional ordinary shares will be issued, which would dilute the ownership of existing shareholders.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of the ADSs.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways the holders of the ADSs may not agree with or that do not yield a favorable return, if any. We intend to use the net proceeds of this offering for general corporate purposes (including, but not limited to, potential acquisitions or partnerships). However, our use of these proceeds may differ substantially from our current plans. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. If we do not invest or apply the proceeds of this offering in ways that improve our results of operations, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline.

We do not expect to be a passive foreign investment company for U.S. federal income tax purposes; however, there is a risk that we may be classified as a passive foreign investment company, which could result in materially adverse U.S. federal income tax consequences to U.S. investors.

We do not expect to be a passive foreign investment company (a “PFIC”). However, the relevant rules are not entirely clear and certain aspects of the tests will be outside our control; therefore, no assurance can be given that we will not be classified as a PFIC for any taxable year. If you are a U.S. taxpayer and we are determined to be a PFIC at any time during your holding period, you may be subject to materially adverse consequences, including additional tax liability and tax filing obligations. See “Taxation—U.S. Taxation—Passive Foreign Investment Company.”

We face potential liability related to the privacy and security of personal information we collect.

In addition to the risks set out under this heading in our Annual Report on Form 20-F for the year ended December 31, 2017, we are still working on achieving compliance with the European Union’s General Data Protection Regulation (the “GDPR”), which came into force on May 25, 2018. We have completed a gap assessment in March 2018 in which we identified the areas where we need to adapt our business to become fully compliant with the GDPR. We are now working on implementing the findings and recommendations from the gap assessment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the proceeds from the Private Placement and this offering as well as the remaining net proceeds from our initial public offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	changes in volumes and patterns of customer electricity usage;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•

the other factors listed in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017.

In addition, under “Prospectus Supplement Summary—Recent Developments—Estimated June 30, 2018 Quarterly Financial Results,” we have included certain preliminary estimates of our financial results for the three months ended June 30, 2018.

Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017 to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters’ option to purchase additional ADSs is exercised in full).

We intend to use the net proceeds of this offering for general corporate purposes (including, but not limited to, potential acquisitions or partnerships).

Our management will have significant flexibility and discretion in applying the net proceeds. As of the date of this prospectus supplement, we cannot predict with certainty the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus supplement. Pending our use of the net proceeds as described above, we may invest the net proceeds in short-term bank deposits or invest them in interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares, and we have no present intention of declaring or paying any dividends in the foreseeable future. Any recommendation by our board of directors to pay dividends, subject to compliance with applicable law and any contractual provisions that restrict or limit our ability to pay dividends, including under agreements for indebtedness that we may incur, will depend on many factors, including our financial condition, results of operations, legal requirements, capital requirements, business prospects and other factors that our board of directors deems relevant.

All of the ordinary shares represented by the ADSs offered by this prospectus supplement will have the same dividend rights as all of our other outstanding shares. In general, distributions of dividends proposed by our board of directors require the approval of our shareholders at a shareholders’ meeting, although our board of directors may declare interim dividends without shareholder approval. See “Description of Share Capital” in the accompanying prospectus.

Furthermore, pursuant to Belgian law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory financial statements prepared under generally accepted accounting principles in Belgium (“Belgian GAAP”). In addition, in accordance with Belgian law and our articles of association, we must allocate each year an amount of at least 5% of our annual net profit under our statutory non-consolidated accounts (prepared in accordance with Belgian GAAP) to a legal reserve until the reserve equals 10% of our share capital. Our legal reserve currently meets this requirement. As a consequence of these facts there can be no assurance as to whether dividends or other distributions will be paid out in the future or, if they are paid, their amount.

For information regarding the Belgian withholding tax applicable to dividends and related U.S. reimbursement procedures, see “Taxation—Belgian Taxation.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018 on:

•	an actual basis;

•	a pro forma basis to give effect to (i) our drawing of €10 million under the EIB Facility Agreement and (ii) the Private Placement; and

•

a pro forma as adjusted basis reflecting the pro forma adjustments discussed above and to give effect to the sale by us of 3,000,000 ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the sections titled “Item 3. Key Information—A. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2017 and “Operating and Financial Review and Prospects” in the Q1 2018 6-K, which reports are incorporated by reference in this prospectus supplement, as well as our consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2018
	Actual	Pro Forma(1)(2)	Pro Forma As Adjusted
		(unaudited) (in thousands of €)
Cash and cash equivalents	44,697	76,125

Loans & borrowings (current and non-current)	94,795	104,795
Shareholders’ equity:
Share capital	2,735	2,848
Share premium	80,209	101,524
Consolidated reserves	(4,603)	(4,603)
Other comprehensive income (loss)	(1,898)	(1,898)

Total equity	76,443	97,871

Total capitalization	171,238	202,666

(1)	In July 2018, we drew a €10 million tranche under the EIB Facility Agreement, which has an interest rate of 2.403% and principal repayment dates between 2021 and 2026.
(2)

On July 18, 2018, we entered into the Subscription Agreement, pursuant to which BASF Antwerpen has subscribed for 1,953,125 of our newly issued ordinary shares in the Private Placement for an aggregate subscription price of approximately $25 million (or €21.4 million based on an exchange rate of $1.1667 per euro on July 13, 2018).

The table set forth above is based on the number of ordinary shares outstanding as of March 31, 2018, after giving pro forma effect to the Private Placement. This table excludes:

•	1,302,143 ordinary shares issuable upon exercise of outstanding granted warrants as of March 31, 2018, at a weighted-average exercise price of €8.04 per share; and

•	508,904 ordinary shares issuable upon conversion of €1.0 million of outstanding convertible bonds as of March 31, 2018, at a conversion price of €1.97 per share.

For additional information regarding the drawing under the EIB Facility Agreement and the Private Placement, see “Prospectus Supplement Summary—Recent Developments—Drawings Under EIB Facility Agreement“and “—Recent Developments—Subscription Agreement.”

EXCHANGE RATES

Our financial reporting currency is the euro. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar amounts received by owners of the ADSs on conversion of dividends, if any, paid in euro on the ordinary shares and will affect the U.S. dollar price of the ADSs on the NASDAQ Global Select Market. The table below shows the period end, average, high and low exchange rates of U.S. dollars per euro for the periods shown. Average rates are computed by using the noon buying rate of the Federal Reserve Bank of New York for the euro on the last business day of each month during the relevant year indicated or each business day during the relevant month indicated. The rates set forth below are provided solely for your convenience and may differ from the actual rates used in the preparation of the consolidated financial statements incorporated by reference and other financial data appearing in this prospectus supplement and the accompanying prospectus.

Year Ended December 31,	High	Low	Average	Year End
2013	1.3816	1.2774	1.3284	1.3779
2014	1.3927	1.3927	1.3927	1.3927
2015	1.2015	1.0524	1.1096	1.0859
2016	1.1516	1.0375	1.1072	1.0552
2017	1.2041	1.0416	1.1298	1.2022

Month	High	Low	Average	Period End
October 2017	1.1847	1.1580	1.1755	1.1648
November 2017	1.1936	1.1577	1.1743	1.1898
December 2017	1.2022	1.1725	1.1836	1.2022
January 2018	1.2488	1.1922	1.2197	1.2428
February 2018	1.2482	1.2211	1.2340	1.2211
March 2018	1.2440	1.2216	1.2334	1.2320
April 2018	1.2384	1.2074	1.2270	1.2074
May 2018	1.2000	1.1551	1.1823	1.1670
June 2018	1.1815	1.1577	1.1679	1.1677
July 2018 (through July 13, 2018)	1.1744	1.1604	1.1694	1.1667

The noon buying rate of the Federal Reserve Bank of New York for the euro on July 13, 2018 was €1.00 = $1.1667.

MARKET PRICE

The ADSs, each representing one ordinary share, have been listed on the NASDAQ Global Select Market under the symbol “MTLS” since June 25, 2014. Prior to that date, there was no public trading market for ADSs or our ordinary shares.

The following table sets forth the reported high and low closing sale prices of the ADSs on the NASDAQ Global Select Market for the periods indicated:

	Per ADS (in $)
	High	Low
Annual:
June 25, 2014 (date of listing) to December 31, 2014	14.46	8.02
Year ended December 31, 2015	9.95	6.49
Year ended December 31, 2016	8.47	5.38
Year ended December 31, 2017	16.29	7.29
Quarterly:
Three months ended March 31, 2016	8.38	5.38
Three months ended June 30, 2016	7.57	6.53
Three months ended September 30, 2016	7.91	6.11
Three months ended December 31, 2016	8.47	6.37
Three months ended March 31, 2017	9.35	7.25
Three months ended June 30, 2017	14.15	8.79
Three months ended September 30, 2017	15.49	11.72
Three months ended December 31, 2017	16.29	12.30
Three months ended March 31, 2018	13.94	11.46
Three months ended June 30, 2018	11.35	13.32
Monthly:
October 2017	16.29	14.57
November 2017	16.04	13.91
December 2017	15.24	12.30
January 2018	13.94	12.12
February 2018	13.16	11.46
March 2018	13.55	11.67
April 2018	12.66	11.35
May 2018	12.64	11.89
June 2018	13.32	11.97
July 2018 (through July 17, 2018)	13.21	12.37

DILUTION

If you invest in the ADSs in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the pro forma net tangible book value per ADS after this offering. Dilution results from the fact that the public offering price per ADS is substantially in excess of the net tangible book value per ADS attributable to our existing shareholders for our ordinary shares that will be outstanding immediately prior to the closing of this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value (total assets less goodwill, intangible assets and total liabilities) by the number of outstanding ordinary shares. For purposes of illustration, the following discussion assumes that all of our outstanding shares both before and after this offering are in the form of ADSs, each representing one ordinary share. Dilution is determined by subtracting net tangible book value per ADS from the public offering price per ADS.

Our net tangible book value as of March 31, 2018 was $35.2 million, or $0.74 per ADS. Investors participating in this offering will incur immediate and substantial dilution. After giving effect to (i) the Private Placement and (ii) the sale by us of the ADSs in this offering at the public offering price of $             per ADS, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2018 would have been approximately $            , or $             per ADS. This amount represents an immediate increase in our pro forma net tangible book value of $             per ADS to our existing shareholders and an immediate dilution of $             per ADS to new investors purchasing the ADSs in this offering at the public offering price.

The following table illustrates this dilution per ADS:

		Per ADS (in $)
Public offering price		$

Historical net tangible book value before the change attributable to investors purchasing ADSs in this offering	$0.74
Increase in net tangible book value attributable to the Private Placement	$0.48

Pro forma net tangible book value after giving effect to the Private Placement	$1.22

Increase in pro forma net tangible book value attributable to investors purchasing ADSs in this offering

Pro forma as adjusted net tangible book value after giving effect to this offering

Dilution to new investors purchasing in this offering		$

If the underwriters exercise their over-allotment option in full, our pro forma as adjusted net tangible book value per ADS would be $             per ADS, representing an immediate increase in net tangible book value of $         per share to existing shareholders and immediate dilution in net tangible book value of $             per share to investors purchasing ordinary shares in this offering.

The table set forth above excludes the following shares:

•	1,302,143 ordinary shares issuable upon exercise of outstanding granted warrants as of March 31, 2018, at a weighted-average exercise price of €8.04 per share;

•	508,904 ordinary shares issuable upon conversion of €1.0 million of outstanding convertible bonds as of March 31, 2018, at a conversion price of €1.97 per share; and

•	ordinary shares represented by the ADSs subject to the underwriters’ over-allotment option to purchase 450,000 additional ADSs.

For additional information regarding the Private Placement, see “Prospectus Supplement Summary—Recent Developments—Subscription Agreement.”

To the extent that we grant warrants or other equity awards to our directors, senior management or employees in the future, and those warrants or other equity awards are exercised or become vested or other issuances of our ordinary shares are made, there will be further dilution to investors participating in this offering.

TAXATION

Belgian Taxation

The following paragraphs are a summary of material Belgian tax consequences of the ownership of ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of ADSs (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership of ADSs, and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws.

In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed or verified with the Belgian Tax Administration.

Dividend Withholding Tax

As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on the ordinary shares represented by the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to the ordinary shares represented by the ADSs, irrespective of their form. A reimbursement of fiscal capital made in accordance with the Belgian Company Code is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

In case of a redemption by us of own shares represented by ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) will be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-resident individuals and companies, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds ADSs in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder, is: (i) a company that is a resident of the United States that has owned directly ADSs representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained from the Bureau Central de Taxation Bruxelles-Etranger, 33 Boulevard Roi Albert II, 33 (North Galaxy Tower B7), 1030 Brussels, Belgium or online on the website of the Belgian tax authorities. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. no later than ten days after the date on which the dividend is paid. U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage the ADSs and subject to certain procedural formalities.

Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding has been held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a notably advantageous tax regime as compared to the ordinary income tax regime and (iv) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated 23 July 1990 (90/435/EC) as amended by the directive of 22 December 2003 (2003/123/EC). This reduced withholding tax will apply provided that certain procedural formalities are complied with.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million and provided that certain other conditions are met, i.e., that (i) this holding has been held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a notably advantageous tax regime as compared to the ordinary income tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated 30 November 2011 (2011/96/EU). This reduced withholding tax will apply only if and to the extent that the ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to below and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ADSs do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ADSs by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment. Capital losses are not deductible.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ADSs as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ADSs. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ADSs is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will be subject to a final withholding tax of 30.28%. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ADSs should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ADSs for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ADSs or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ADSs upon the death of a Belgian non-resident.

Donations of ADSs made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ADSs on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ADSs in Belgium for their own account through a professional intermediary may be exempt from the stock market tax if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

A tax on repurchase transactions (taxe sur les reports/taks op de reportverrichtingen) at the rate of 0.085%. will be due from each party to any such transaction entered into or carried out in Belgium by a Belgian resident investor in which a stockbroker acts for either party (with a maximum amount of €1,600 per transaction and per party).

No stock exchange tax, nor tax on repurchase transactions is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Law of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 2, §1 of the Law of 9 July 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, 1° of the Law of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax, nor tax on repurchase transactions will thus be due by Holders on the subscription, purchase or sale of ADSs, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Tax on Securities Accounts

Pursuant to the law of February 7, 2018 introducing a tax on securities accounts, a tax of 0.15% will be levied on Belgian resident and non-resident individuals on their share in the average value of the qualifying financial instruments (including but not limited to shares, certificates thereof, notes and units of undertakings for collective investment) held on one or more securities accounts during a reference period of twelve consecutive months starting on October 1 and ending on September 30 of the subsequent year (“Tax on Securities Accounts”). The first reference period starts on the day of entry into effect of the Law (i.e., March 10, 2018) and ends on September 30, 2018.

No Tax on Securities Accounts will be due provided the holder’s share in the average value of the qualifying financial instruments on those accounts amounts to less than €500,000. If, however, the holder’s share in the average value of the qualifying financial instruments on those accounts amounts to

€500,000 or more, the Tax on Securities Accounts will be due on the entire share of the holder in the average value of the qualifying financial instruments on those accounts (and, hence, not only on the part which exceeds the €500,000 threshold).

Qualifying financial instruments held by non-resident individuals only fall within the scope of the Tax on Securities Accounts provided they are held on securities accounts with a financial intermediary established or located in Belgium. Note that pursuant to certain double tax treaties, Belgium has no right to tax capital. Hence, to the extent the Tax on Securities Accounts is viewed as a tax on capital within the meaning of these double tax treaties, treaty protection may, subject to certain conditions, be claimed.

A financial intermediary is defined as (i) a credit institution or a stockbroking firm as defined by Article 1, §2 and §3 of the Law of 25 April 2014 on the status and supervision of credit institutions and investment companies and (ii) the investment companies as defined by Article 3, §1 of the Law of 25 October 2016 on access to the activity of investment services and on the legal status and supervision of portfolio management and investment advice companies, which are, pursuant to national law, admitted to hold financial instruments for the account of customers.

The Tax on Securities Accounts is in principle due by the financial intermediary established or located in Belgium if (i) the holder’s share in the average value of the qualifying financial instruments held on one or more securities accounts with said intermediary amounts to €500,000 or more or (ii) the holder instructed the financial intermediary to levy the Tax on Securities Accounts due (e.g., in case such holder holds qualifying financial instruments on several securities accounts held with multiple intermediaries of which the average value does not amount to €500,000 or more, but of which the holder’s share in the total average value of these accounts amounts to at least €500,000). Otherwise, the Tax on Securities Accounts would have to be declared and would be due by the holder itself unless the holder provides evidence that the Tax on Securities Accounts has already been withheld, declared and paid by an intermediary which is not established or located in Belgium. In that respect, intermediaries located or established outside of Belgium could appoint a Tax on the Securities Accounts representative in Belgium, subject to certain conditions and formalities (a “Tax on the Securities Accounts Representative”). Such a Tax on the Securities Accounts Representative will then be liable towards the Belgian Treasury for the Tax on the Securities Accounts due and for complying with certain reporting obligations in that respect.

Belgian resident individuals will have to report in their annual income tax return various securities accounts held with one or more financial intermediaries of which they are considered as a holder within the meaning of the Tax on Securities Accounts. Non-resident individuals have to report in their annual Belgian non-resident income tax return various securities accounts held with one or more financial intermediaries established or located in Belgium of which they are considered as a holder within the meaning of the Tax on Securities Accounts.

U.S. holders should consult their own tax advisors as to whether they are subject to the Tax on Securities Accounts.

Proposed Financial Transactions Tax

On February 14, 2013, the European Commission has published a proposal for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (collectively, the “Participating Member States”).

The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in ADSs in certain circumstances. The FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in ADSs where at least one party is a financial institution, and at least one party is established in a Participating Member State.

A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including by transacting with a person established in a Participating Member State.

Estonia has declared that it will no longer support the FTT proposal. On April 30, 2016 the FTT proposal was withdrawn by the European Commission. However, such a tax remains subject to negotiation between the Participating Member States (excluding Estonia). A new proposal could thus be drafted by the European Commission. Additional EU Member States may decide to participate. Prospective Holders of ADSs are advised to seek their own professional advice in relation to the FTT.

U.S. Taxation

The following is a discussion of the material U.S. federal income tax considerations to U.S. holders (as defined below) of acquiring, holding and disposing of the ADSs.

The following discussion applies only to U.S. holders that purchase ADSs, will hold ADSs as capital assets for U.S. federal income tax purposes (generally, assets held for investment) and that are not residents of, or ordinarily resident in, Belgium for tax purposes nor hold their ADSs as part of a permanent establishment in Belgium. The discussion also does not address any aspect of U.S. federal taxation other than U.S. federal income taxation. In particular, this summary does not address all tax considerations applicable to investors that own (directly or by attribution) 10% or more of our stock by vote or value, nor does this summary discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, investors liable for the alternative minimum tax, certain U.S. expatriates, individual retirement accounts and other tax-deferred accounts, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, dealers in securities or currencies, securities traders that elect mark-to-market tax accounting, investors that will hold the ADSs as part of constructive sales, straddles, hedging, integrated or conversion transactions for U.S. federal income tax purposes or investors whose “functional currency” is not the U.S. dollar).

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, published rulings of the U.S. Internal Revenue Service (the “IRS”), the income tax treaty between the United States and Belgium (the “U.S.-Belgium Treaty”), and judicial and administrative interpretations thereof, in each case as available on the date of this prospectus supplement. Changes to any of the foregoing, or changes in how any of these authorities are interpreted, may affect the tax consequences set out below, possibly retroactively. No ruling will be sought from the IRS with respect to any statement or conclusion in this discussion, and there can be no assurance that the IRS will not challenge such statement or conclusion in the following discussion or, if challenged, a court will uphold such statement or conclusion.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of ADSs that is for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons (as defined in the Code) have the authority to control all of the substantial decisions of such trust.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership considering an investment in ADSs, and partners in such partnership, should consult their own tax advisers about the consequences of the investment.

We do not expect to be a PFIC, and the discussion under “—Distributions by Us” and “—Proceeds from the Sale, Exchange or Retirement of the ADSs” below assumes we will not be a PFIC. See “—Passive Foreign Investment Company” discussion below.

Prospective purchasers of ADSs should consult their own tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences to them in their particular circumstances of acquiring, holding, and disposing of, ADSs.

Ownership of ADSs in General

The discussion below is based, in part, on representations by the Depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

For U.S. federal income tax purposes, an owner of ADSs generally will be treated as the owner of the ordinary shares represented by such ADSs. However, the U.S. Treasury has expressed concerns that parties to whom interests such as the ADSs are delivered in transactions similar to pre-release transactions may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Accordingly, the analysis of the creditability of Belgian taxes could be affected by actions taken by parties to whom the ADSs are pre-released. No gain or loss will be recognized if you exchange ADSs for the ordinary shares represented by those ADSs. Your tax basis in such ordinary shares will be the same as your tax basis in such ADSs, and the holding period in such ordinary shares will include the holding period in such ADSs.

Distributions by Us

Subject to the application of the passive foreign investment company rules discussed below, the U.S. dollar value of distributions paid by us (including the amount of any taxes withheld) out of its earnings and profits, as determined under U.S. federal income tax principles, will be subject to tax as foreign source ordinary dividend income and will be includible in your gross income upon receipt by the Depositary. However, we do not maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. holders should therefore assume that any distribution by us with respect to ordinary shares or ADSs will constitute ordinary dividend income. Subject to applicable limitations, so long as the ADSs are regularly traded on the NASDAQ Global Select Market, we expect that dividends paid by us will be classified as “qualified dividend income” generally subject to tax at lower rates than other items of ordinary income when received by individuals and other non-corporate U.S. holders. Dividends received on the ordinary shares or ADSs will not be eligible for the dividends received deduction allowed to corporations receiving dividends from U.S. corporations.

The U.S. dollar value of distributions paid by us will be calculated by reference to the exchange rate in effect on the date the dividend distribution is received by the Depositary, regardless of when the Depositary converts the payments into U.S. dollars. If the foreign currency is converted by the Depositary on a later date, a U.S. holder will be required to recognize foreign currency gain or loss in respect of the foreign currency based on the difference between the rate at which it is converted and the rate on the date the dividend was received by the Depositary.

Subject to certain limitations, Belgian withholding tax, if any, paid in connection with any distribution with respect to ordinary shares or ADSs may be claimed as a credit against your U.S. federal income tax liability if you elect not to take a deduction for any non-U.S. income taxes for that taxable year;

otherwise, such Belgian withholding tax may be taken as a deduction. If you are eligible for benefits under the Treaty or are otherwise entitled to a refund for the taxes withheld, you will not be entitled to a foreign tax credit or deduction for the amount of any Belgian taxes withheld in excess of the maximum rate under the Treaty or for the taxes with respect to which you can obtain a refund from the Belgian taxing authorities. As the relevant rules are very complex, you should consult your own tax advisor concerning the availability and utilization of the foreign tax credit or deductions for non-U.S. taxes in your particular circumstances.

Proceeds from the Sale, Exchange or Retirement of the ADSs

Upon the sale, exchange or retirement of ADSs, a U.S. holder will generally recognize U.S. source capital gain or loss equal to the difference, if any, between the U.S. dollar amount realized on the sale, exchange or retirement and the U.S. holder’s tax basis in the ADSs (generally their cost in U.S. dollars). Any gain or loss generally will be long-term capital gain or loss if the ADSs have been held for more than a year. The deductibility of capital losses is subject to limitations.

Gain or loss you recognize on the sale, exchange or retirement of ADSs will generally be U.S. source. If any taxes are withheld from such amounts but are eligible to be refunded, you will not be entitled to a foreign tax credit or deduction with respect to such taxes. If there are amounts withheld that are not eligible to be refunded, you still may not be able to claim a foreign tax credit with respect to such amounts unless you have excess foreign source income of the correct type from other sources because foreign tax credits generally cannot be used against U.S. source income. As the relevant rules are very complex, you should consult your own tax advisor concerning the availability and utilization of the foreign tax credit or deductions for non-U.S. taxes in your particular circumstances.

Passive Foreign Investment Company

We believe that we were not a PFIC for the tax year ended December 31, 2017, and we do not expect to be classified as a PFIC for U.S. federal income tax purposes for the current tax year ending December 31, 2018, or for the foreseeable future. However, the application of the relevant rules to our businesses is not entirely clear and certain aspects of the relevant tests will be outside our control; therefore, no assurance can be given that we will not be a PFIC for any taxable year. If we are a PFIC at any time during the holding period of a U.S. holder, the U.S. holder would be subject to potentially materially greater amounts of tax and subject to additional U.S. tax form filing requirements. In addition, a non-corporate U.S. holder will not be eligible for qualified dividend income treatment on dividends received from us if we are treated as a PFIC for the taxable year in which the dividends are received or for the preceding taxable year.

A non-U.S. corporation is a PFIC in any taxable year in which, after taking into account certain look-through rules, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents, royalties, gross income from certain commodities transactions, and capital gains. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. Although the determination of whether a non-U.S. corporation is a PFIC for a given taxable year is based on its income and assets for that taxable year, as determined under the PFIC rules, once a non-U.S. corporation is a PFIC for any taxable year, it generally remains a PFIC for any investors that owned interests in all or a portion of such taxable year even if it would not otherwise qualify as a PFIC in later taxable years. We do not undertake to monitor our PFIC status on an ongoing basis.

The Code imposes additional taxes on gains from the sale or other disposition of, and “excess distributions” with respect to, shares of a PFIC owned directly (or deemed to be owned directly or indirectly under certain attribution rules) by a U.S. holder. In general, an excess distribution is any distribution to the U.S. holder that is greater than 125% of the average annual distributions received by the U.S. holder (including return of capital distributions) during the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the ADSs. If we were a PFIC in any year in which a U.S. holder held the ADSs (i) the gain or excess distribution would be allocated ratably over the U.S. holder’s holding period for the ADSs, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized and to any year before we became a PFIC would be taxable as ordinary income, (iii) the amount allocated to each other prior year would be subject to tax at the highest rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax allocated to each such year. For these purposes, a U.S. holder who uses the ADSs as collateral for a loan would be treated as having disposed of such ADSs.

Different rules apply to a U.S. holder that makes a valid mark-to-market election with respect to the ADSs. This election can be made if the ADSs are considered to be “marketable securities” for purposes of the PFIC rules. The ADSs should be marketable securities for these purposes to the extent they are “regularly traded” on the NASDAQ Global Select Market. Generally, shares are treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Subject to certain limitations, a U.S. holder that makes a valid mark-to-market election with respect to the ADSs would be required to take into account the difference, if any, between the fair market value at the end of each taxable year and the fair market value at the end of the preceding taxable year (or the acquisition price in the first year the election is in effect) of those ADSs, as ordinary income or ordinary loss (but only to the extent of the net amount previously included as income by the U.S. holder as a result of the mark-to-market election). A U.S. holder’s basis in the ADSs will be increased by the amount of any ordinary income inclusion and decreased by the amount of any ordinary loss taken into account under the mark-to-market rules. Gains from an actual sale or other disposition of the ADSs for which this election has been properly made would be treated as ordinary income, any losses incurred on a sale or other disposition of the ADSs would be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years and any additional loss would be capital loss.

Even if a valid mark-to-market election is made with respect to the ADSs, there is a significant risk that indirect interests in any of our subsidiaries that are PFICs will not be covered by this election but will be subject to the excess distribution rules described above. Under these rules, distribution from, and dispositions of interests in, these subsidiaries, as well as certain other transactions, generally will be treated as a distribution or disposition subject to the discussion above regarding excess distributions.

Investors in certain PFICs are able to make an election to treat the PFIC as a “qualified electing fund,” or QEF, which may mitigate the consequences of the rules described above. However, if we are classified as a PFIC, U.S. holders will not be able to make this election.

Prospective U.S. holders are urged to consult their own tax advisers about the consequences of holding the ADSs if we are considered a PFIC in any taxable year, including the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances. In particular, U.S. holders should consider carefully the impact of a mark-to-market election with respect to their ADSs given that there is a significant risk that we will have subsidiaries that are classified as PFICs.

Medicare Tax

Certain U.S. holders who are individuals, estates and trusts will be required to pay an additional 3.8% tax on some or all of their “net investment income,” which generally includes its dividend income and net gains from the disposition of the ADSs. U.S. holders should consult their own tax advisors regarding the applicability of this additional tax on their particular situation.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on the ADSs and the proceeds from the sale or other disposition of the ADSs unless a U.S. holder establishes that it is exempt from the information reporting rules. A U.S. holder may be subject to backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against its U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Return Disclosure Requirement

U.S. federal income tax law requires certain U.S. investors to disclose information relating to investments in securities of a non-U.S. issuer. Failure to comply with applicable disclosure requirements could result in the imposition of substantial penalties. U.S. holders should consult their own tax advisors regarding any disclosure obligations.

UNDERWRITING

Subject to the terms and conditions described in the underwriting agreement dated the date of this prospectus supplement, among us and the representative of the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the number of ADSs listed opposite their respective names below. Piper Jaffray & Co. is acting as the representative of the underwriters named below.

Underwriter	Number of ADSs
Piper Jaffray & Co
KeyBanc Capital Markets Inc
Bryan, Garnier & Co
KBC Securities USA, LLC
Total	3,000,000

The underwriters have advised us that they propose to offer the ADSs to the public at $         per ADS. The underwriters propose to offer the ADSs to certain dealers at the same price less a concession of not more than $         per ADS. After the offering, these figures may be changed by the underwriters.

Sales of ADSs made outside of the United States may be made by affiliates of the underwriters. In addition, to the extent that the offering by Bryan, Garnier & Co. is within the United States, Bryan, Garnier & Co. will offer and place ADSs with investors through Bryan Garnier Securities, LLC, its U.S. broker dealer affiliate. The activities of Bryan, Garnier & Co. in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act.

We have granted to the underwriters an option to purchase up to 450,000 additional ADSs at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional ADSs as it was obligated to purchase under the underwriting agreement.

The following table shows the underwriting fees to be paid to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount paid by Materialise NV	$	$	$
Proceeds, before expenses to Materialise NV	$	$	$

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

In connection with this offering, we and each of our directors, senior management, key employees and certain shareholders have agreed that, without the prior written consent of Piper Jaffray & Co. on behalf of the underwriters, we and they will not, subject to limited exceptions, during the period ending 90 days after the date of this prospectus supplement, either directly or indirectly:

•

offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Lock-Up Securities;

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities;

•

make any demand for or exercise any right with respect to the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs under the Securities Act; or

•	publicly disclose the intention to do any of the foregoing;

with respect to the first and second bullets above, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph shall not apply to:

•

the transfer by a security holder of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of such security holder or one or more members of the immediate family of such security holder, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of such security holder and/or one or more members of such security holder’s immediate family, (iv) if such security holder is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such security holder or (B) to limited partners, limited liability company members, stockholders or other equity holders such security holder as distributions of the Lock-Up Securities, (v) if such security holder is a trust, to the beneficiary of such trust or (vi) by testate succession or intestate succession; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, the exceptions provided in clauses (i) through (vi) shall apply only if (y) the transferee has agreed in writing to be bound by the same terms described in the lock-up agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) no filing or public announcement by any party under of the Exchange Act or otherwise, shall be required or shall be made voluntarily in connection with such transfer;

•

the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the lock-up period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by a security holder, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by such security holder, us or any other person, prior to the expiration of the lock-up period;

•	the issuance or receipt of Lock-Up Securities upon the “net” or cashless exercise of share options or warrants granted pursuant to our equity incentive plans (as they existed as of the date of such lock-up agreement and disclosed as outstanding in this registration statement of which this prospectus supplement forms a part), provided that the restrictions shall apply to any of the Lock-Up Securities issued upon such exercise;

•

the transfer of Lock-Up Securities to us for the surrender or forfeiture of ordinary shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards, if and only if (a) such surrenders or forfeitures are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) such security holder does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures;

•

the sale of ADSs purchased by a security holder on the open market following this offering, if and only if (a) such sales are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) such security holder does not otherwise voluntarily effect any public filing or report regarding such sales;

•

the issuance of Lock-Up Securities by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and referred to in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•

the issuance and sale of Lock-Up Securities by us pursuant to, or the filing of a registration statement on Form S-8 in respect of, any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of the underwriting agreement and described in the registration statement of which this prospectus supplement forms a part, provided that such securities are non-transferrable for a period of 90 days after the date of this prospectus supplement;

•

issuance of Lock-Up Securities by us after 90 days from the date of this prospectus supplement in connection with the acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of ordinary shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up letters described in the preceding paragraph for the remainder of the 90-day restricted period; and

•	the sale and transfer by a security holder of Lock-Up Securities to the underwriters pursuant to the underwriting agreement.

Piper Jaffray & Co., in its sole discretion, may release the Lock-Up Securities in whole or in part at any time with or without notice. At least three business days before the release or waiver of any lock-up restriction on the transfer of the Lock-Up Securities by any of our directors or officers, the representative will notify us of the impending release or waiver and we will announce the impending release or waiver through a major news service, except where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same lock-up agreement terms in place for the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

The ADSs are listed on the NASDAQ Global Select Market under the symbol “MTLS.”

Until the distribution of the shares is completed, the SEC rules may limit underwriters from bidding for and purchasing ADSs. However, the representative may engage in transactions that stabilize the price of our ADSs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with this offering, some underwriters (and selling group members) may also engage in passive market making transactions in the ADSs on the NASDAQ Global Select Market. Passive market making consists of displaying bids on the NASDAQ Global Select Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters and their affiliates may provide from time to time certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required.

Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the ADSs offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any ADS may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADS may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADS to be offered so as to enable an investor to decide to purchase any ADS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

Canada

The ADSs may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing

Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Hong Kong

The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The ADSs may not be offered to the public in the UAE and/or any of the free zones.

The ADSs may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)	the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in

Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

THIS PROSPECTUS SUPPLEMENT IS NOT TO BE FURTHER DISTRIBUTED OR REPRODUCED (IN WHOLE OR IN PART) IN FRANCE BY THE RECIPIENTS OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT HAS BEEN DISTRIBUTED ON THE UNDERSTANDING THAT SUCH RECIPIENTS WILL ONLY PARTICIPATE IN THE ISSUE OR SALE OF OUR COMMON STOCK FOR THEIR OWN ACCOUNT AND UNDERTAKE NOT TO TRANSFER, DIRECTLY OR INDIRECTLY, OUR COMMON STOCK TO THE PUBLIC IN FRANCE, OTHER THAN IN COMPLIANCE WITH ALL APPLICABLE LAWS AND REGULATIONS AND IN PARTICULAR WITH ARTICLES L. 411-1 AND L. 411-2 OF THE FRENCH MONETARY AND FINANCIAL CODE.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimated, except the SEC registration fee.

Expenses	Amount
SEC registration fee	$31,125
Legal fees and expenses	$404,000
Accounting and auditing fees and expenses	$428,000
Printing fees	$15,000
Other fees and expenses	$109,000

Total	$987,125

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance LLP, London, England, and Clifford Chance LLP, Brussels, Belgium. Certain legal matters relating to this offering will be passed upon for the underwriters by Allen & Overy LLP, New York, New York and Allen & Overy LLP, Brussels, Belgium.

EXPERTS

The consolidated financial statements of Materialise NV as of December 31, 2017, 2016 and 2015 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of RSPRINT Powered by Materialise NV as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, independent accountants (the report on the financial statements contains an explanatory paragraph regarding RSPRINT Powered by Materialise NV’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren Burg. CVBA, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

The consolidated financial statements of ACTech Holding GmbH as of December 31, 2017 and 2016, and January 1, 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO AG, independent accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO AG, Berlin, Germany, is a member of the German Chamber of Public Accountants (Wirtschaftsprüferkammer).

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law (without prejudice, as the case may be, to the provisional enforcement thereof);

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment does not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The tax administration does, however, benefit from a legal privilege over any sums perceived by the beneficiary of the judgment of the judgment (up to the amount of the registration duties), and notaries, bailiffs, court clerks, (bankruptcy) receivers and certain other public officials may not release any proceeds of a condemnation perceived from the debtor to the beneficiary unless and until they have been provided with a certificate evidencing payment of these duties.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying ordinary shares represented by the ADSs to be sold in this offering. The depositary has also filed with the SEC a related registration statement on Form F-6 to register the ADSs. This prospectus supplement, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement and the accompanying prospectus. Since this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the ADSs.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our amended and restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our amended and restated articles of association is also publicly available as an exhibit to the registration statement of which this prospectus supplement forms a part. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 30, 2018;

•	Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on May 30, 2018;

•	Amendment No. 2 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on June 26, 2018;

•	our Report on Form 6-K filed with the SEC on July 3, 2018;

•	our Report on Form 6-K filed with the SEC on July 18, 2018; and

•

the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus supplement, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus supplement, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Rights

Units

Debt Securities

Materialise NV

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; rights; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The preference shares may be convertible into or exchangeable for ordinary shares, the warrants may be exercisable for ordinary shares, preference shares or debt securities, the rights may be exercisable for ordinary shares or preference shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

ADSs, each representing one of our ordinary shares, are listed on the NASDAQ Global Select Market under the symbol “MTLS.” The last reported sale price of the ADSs on the NASDAQ Global Select Market on June 28, 2018 was $12.68 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2017, which report is incorporated by reference in this prospectus.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC.

Under this shelf registration, we may offer our ordinary shares or preference shares, ordinary shares or preference shares in the form of ADSs, various series of warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Materialise,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Materialise NV and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities, or any combination of the foregoing securities.

ABOUT THE COMPANY

Our Mission

Our mission is to make a significant and lasting contribution to a better and healthier world through innovative applications of additive manufacturing using our software and hardware infrastructure.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. Our customers are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. Since our founding in 1990 by our Chief Executive Officer, Wilfried Vancraen, we have consistently focused on developing innovative applications of additive manufacturing technologies. We believe our proprietary software platforms, which enable and enhance the functionality of 3D printers and of 3D printing operations, have become a market standard for professional 3D printing. We believe that our commitment to enabling 3D printing technologies has significantly supported and accelerated the acceptance and proliferation of additive manufacturing in the industrial and medical sectors and will continue to play an instrumental role as the industry evolves. In the healthcare sector, we bring software and medical devices to the market. Our medical software products include surgical planning tools that allow medical professionals to make 3D printable designs of the human anatomy. Our medical devices include surgical guides as well as customized medical implants. In our 3D printing service centers, including what we believe to be the world’s largest single-site additive manufacturing service center in Leuven, Belgium, we print medical devices, prototypes, production parts, and consumer products.

ADSs, each representing one ordinary share, have been listed on the NASDAQ Global Select Market under the symbol “MTLS” since June 25, 2014.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (iii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Company Information

Our legal and commercial name is Materialise NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. We were incorporated in Belgium on June 28, 1990 for an unlimited duration.

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium and our telephone number is +32 (16) 39 66 11. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any supplement to this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the remaining net proceeds from our initial public offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	changes in volumes and patterns of customer electricity usage;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•	the other factors listed in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	*	*	*	3.33x	4.35x

*	Due to the losses in the years ended December 31, 2017, 2016 and 2015, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of €0.7 million, €0.3 million and €2.8 million in the years ended December 31, 2017, 2016 and 2015, respectively, in order to achieve a ratio coverage of 1:1.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Company Code. Because this description is a summary, it may not contain all information which is important to you. Accordingly, this description is qualified entirely by references to our amended and restated articles of association. Copies of our amended and restated articles of association are publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Company Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by registered ordinary shares with no nominal but par value of €0.058 (rounded). Our share capital is fully paid-up. There are no separate classes of shares.

On June 30, 2014, we sold 8,000,000 ADSs, each representing one ordinary share, in our initial public offering at a price of $12.00 per ADS. In connection with the closing of our initial public offering, we converted our outstanding Class A ordinary shares, Class B ordinary shares and Class C ordinary shares into ordinary shares and effected a stock split of our outstanding ordinary shares, whereby each ordinary share was converted into four ordinary shares. The number of ordinary shares and number of shares issuable upon exercise of our outstanding warrants and conversion of our outstanding convertible bonds are presented herein on the basis of the number after this stock split.

As of December 31, 2017, our issued and paid-up share capital amounted to €2,729,245.25 represented by 47,325,438 registered ordinary shares with no nominal but par value of €0.058 (rounded), each representing an identical fraction of our share capital.

The changes in our share capital since January 1, 2015 are described below:

Date	Transaction	Number of shares issued	Issue price per share		Amount of capital increase	Issue premium	Share capital after the transaction	Aggregate number of shares after the transaction
March 5, 2015	Correction of deed of November 27, 2014	—		—	€4,336.77	€69,359.23	€2,718,971.60	47,147,256

March 5, 2015	Issuance of ordinary shares	80,182 ordinary shares		€7.22	€4,626.50	€574,290.50	€2,723,598.10	47,227,438

November 20, 2015	Exercise of warrants	98,000 ordinary shares		€0.98	€5,647.15	€90,392.85	€2,729,245.25	47,325,438

March 30, 2018	Exercise of warrants	30,300 ordinary shares 72,556 ordinary shares	€ €	2.135 1.965	€5,931.68	€201,331.37	€2,735,177.03	47,428,294

All of the share issuances listed above were for cash consideration.

The following table shows the reconciliation of the number of ordinary shares outstanding as of December 31, 2016 and 2017:

Issued capital	Share capital (€)	Number of shares
As of December 31, 2016	2,729,245.25	47,325,438
Changes during 2017	—	—
As of December 31, 2017	2,729,245.25	47,325,438

As of December 31, 2017, neither we nor any of our subsidiaries held any of our own shares.

Other Outstanding Securities

In addition to the ordinary shares already outstanding, we have granted warrants (warrants / droits de souscription) and convertible bonds (converteerbare obligaties / obligations convertibles) which upon exercise or conversion will lead to an increase in the number of our outstanding shares.

Warrants

There were outstanding issued and granted warrants to subscribe for an aggregate of 1,458,360 ordinary shares as of December 31, 2017. A total of 1,071,000 warrants, to subscribe for an aggregate of 1,071,000 ordinary shares, were issued but not yet granted as of December 31, 2017.

These warrants have been issued within the context of three stock option plans, the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan, for our employees and consultants (including members of our senior management team). The decision to grant warrants and to determine the beneficiaries is taken by our board of directors (as the case may be, in accordance with article 523 of the Belgian Company Code).

By an extraordinary shareholders’ meeting held on November 28, 2013, we issued 120,000 warrants pursuant to the 2013 Warrant Plan. 75,274 of these warrants were effectively granted in October 2013 and 41,700 warrants were granted to certain employees and to certain members of our board of directors and senior management on November 28, 2013. As of December 31, 2017, 80,160 issued and granted warrants under the 2013 Warrant Plan were still outstanding.

By an extraordinary shareholders’ meeting held on April 23, 2014, we agreed to issue, with effect on the closing of our initial public offering, 1,200,000 new warrants, pursuant to the 2014 Warrant Plan, 979,898 of which were granted in July 2014 to certain of our employees and members of our board of directors and senior management, 36,151 of which were granted to certain employees in November 2014, and 18,180 of which were granted to a member of our senior management in July 2015. As of December 31, 2017, 671,503 issued and granted warrants were still outstanding.

On December 18, 2015, our board of directors adopted the 2015 Warrant Plan and issued 1,400,000 warrants, which warrants are exercisable for 1,400,000 new ordinary shares, pursuant to the powers granted to it by the extraordinary general meeting of shareholders held on April 23, 2014. A total of 350,000 warrants were issued and granted in July 2016. As of December 31, 2017, 329,000 issued and granted warrants were still outstanding.

Each warrant under the 2013 Warrant Plan gives the right to subscribe for four newly issued ordinary shares. Each warrant under the 2014 Warrant Plan and the 2015 Warrant Plan gives the right to subscribe for one newly issued ordinary share. Shares subscribed for upon the exercise of the warrants will be registered ordinary shares of our company. Holders of such shares will have the same rights as any other registered shareholder.

The 75,274 warrants granted on October 15, 2013 under the 2013 Warrant Plan are exercisable at €1.97 (rounded) per share. The 41,700 warrants granted on November 28, 2013 under the 2013 Warrant Plan are exercisable at €2.14 (rounded) per share. To determine each exercise price, the board of directors used the same valuation method (each time with up-to-date figures) which is the average of (i) the DCF method and (ii) a peer group analysis of the valuation of listed companies active in similar markets, taking into account an illiquidity discount.

The 979,898 warrants granted in July 2014, the 36,151 warrants granted in November 2014, and the 18,180 warrants granted in July 2015 under the 2014 Warrant Plan are exercisable at €8.81 per share, which was the euro-equivalent of the ADSs offered in our initial public offering.

The 350,000 warrants granted under the 2015 Warrant Plan are exercisable at €6.45 per share. The exercise price was determined on the basis of the average closing sale prices of the ADSs on the NASDAQ Global Select Market during the 30-day period preceding the day of the offer.

The warrants have been issued in accordance with article 43, §3, 2° of the Belgian Law of March 26, 1999. The warrants are not transferable, except in the event of death of the warrant holder to the beneficiary appointed by the warrant holder.

Warrants granted under the 2013 Warrant Plan or the 2014 Warrant Plan

The warrants under the 2013 Warrant Plan and the 2014 Warrant Plan vest in consecutive portions of 25% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the fourth year after the year the warrants have been effectively granted, on the condition that the warrant holder is on October 1 of the relevant year still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised in the 30-day period following the date of vesting, i.e., in the month of October of each year. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement for serious or just cause, as applicable, a consultancy agreement for breach of contract, or a board mandate for serious or just cause, as applicable, the warrants held by the employee, consultant or board member will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, vested warrants will remain exercisable in accordance with the terms of the relevant warrant plan.

In the event of termination of an employment agreement, consultancy agreement or board mandate for any other reason, the vested warrants held by the employee, consultant or board member can be exercised during the first upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

The holders of warrants issued under the 2013 Warrant Plan and the 2014 Warrant Plan have granted us a call option on the shares acquired upon exercise of the warrants. Such call option is exercisable within six months from the termination of an employment agreement, consultancy agreement or board mandate (or, if later, within six months from the exercise of the warrants taking place after the termination of such employment agreement, consultancy agreement or board mandate).

Warrants granted under the 2015 Warrant Plan

The warrants under the 2015 Warrant Plan vest in consecutive portions of 10%, 20%, 30% and 40% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the second anniversary of the date that the warrants have been effectively granted, on the condition that the warrant holder is still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised during (i) a four-

week period following the announcement of the results of the fourth quarter of the previous fiscal year and the second quarter of the then current fiscal year, or (ii) if no quarterly results are published, during the months of March and September of each year. The 350,000 warrants that have been granted in July 2016 cannot be exercised prior to the end of the third calendar year following the calendar year of the grant. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement, consultant agreement or board mandate, the vested warrants held by the employee, consultant or board member can be exercised during the first or second upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, the vested warrants will remain exercisable in accordance with the terms of the 2015 Warrant Plan.

The table below provides an overview of all of the outstanding granted warrants under the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan as of May 31, 2018:

Number of outstanding granted warrants	Plan	Date granted	Exercise period	Expiration	Number of Shares into which warrants can be exercised	Exercise price per share
54,635	2013 Warrant Plan	October 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	218,540	€1.97

25,150	2013 Warrant Plan	November 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	100,600	€2.14

646,851	2014 Warrant Plan	July 2014, November 2014 and July 2015	For vested warrants granted in 2014: October 2018—October 2019—October 2020—October 2021—October 2022— October 2023—October 2024 For vested warrants granted in 2015: October 2019—October 2020—October 2021—October 2022—October 2023—October 2024	2024	646,851	€8.81

327,000	2015 Warrant Plan	July 2016	For vested warrants: as of January 1, 2020 until 2025: during a four-week period following the announcement of the results of the fourth quarter of the previous fiscal year and during a four-week period following the announcement of the results of the second quarter of the then-current fiscal year, or if no quarterly results are published, during March and September of each year	2025	327,000	€6.45

In addition, we issued 215,688 stock appreciation rights, or SARs, in July 2014 to certain employees in certain countries due to legal requirements, with similar terms and conditions as the 2014 Warrant Plan except that the SARs will be settled in cash. The exercise price per SAR is €8.81. For additional information see Note 14 to our audited consolidated financial statements for year ended December 31, 2017, which are incorporated by reference in this prospectus.

Convertible bonds

The total number of outstanding convertible bonds (where each convertible bond entitles the holder to subscribe to approximately 508.91 new shares (rounded upwards)) was 1,000 as of December 31, 2017.

By meeting of our board of directors on October 28, 2013, acting in the framework of the authorized capital (toegestaan kapitaal / capital autorisé), a convertible bond loan for an amount of €1,000,000 was issued to and subscribed by our Executive Chairman and his spouse, represented by 1,000 convertible bonds each having a nominal value of €1,000. These convertible bonds have been issued in connection with the management services agreement between us and our Executive Chairman.

The convertible bond loan has a term of seven years from the issue date. The applicable annual interest rate is 3.7%.

The convertible bonds can be converted into shares at the request of the bond holders at any time from January 1, 2017 until the end of the term of the convertible bond loan. The conversion price of the convertible bonds amounts to €1.97 per share. The number of new shares to be issued upon conversion of the convertible bonds will be calculated on the basis of a ratio of 508.91 new shares (rounded upwards) for each convertible bond, and a maximum of 508,904 new ordinary shares may be issued.

The subscribers of the convertible bonds have granted a call option to Ailanthus NV with respect to the convertible bonds. Such call option is exercisable during a period of four months from (a) the date of notice by the member of our senior management of termination of his management services agreement, the date of termination of such management services agreement for death or the date of suspension of such management services agreement for at least one year for disability, (b) the first anniversary of any such date and (c) the second anniversary of any such date.

The convertible bonds are not transferable, except in case of death of the bond holders to their heirs or with our prior approval.

The table below provides an overview of all of the convertible bonds outstanding under our convertible bond loan as of December 31, 2017:

Number of convertible bonds outstanding	Date granted	Conversion period	Conversion price per share	Number of shares into which bonds can be converted
1,000	October 28, 2013	From January 1, 2017 until October 27, 2020	€1.97	508,904

Articles of Association and Other Share Information

Corporate Profile

We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the register of legal entities of Leuven under the registration number 0441.131.254. Our registered office and our headquarters are located at Technologielaan 15, 3001 Leuven (Heverlee), Belgium (telephone number +32 (0) 16 39 66 11). We were incorporated on June 28, 1990 for an unlimited duration. Our fiscal year runs from January 1 through December 31.

Corporate Purpose

According to our amended and restated articles of association, our corporate purpose is: research, development and marketing of additive manufacturing and applied technologies, and all services, engineering and holding activities relating thereto, in the broadest meaning.

We act for our own account, in consignation, on commission, as intermediary or representative.

Our corporate purpose is also:

•	To purchase, sell, trade, construct, renovate, valorize, refurbish, exploit, lease, sublease, manage, maintain, parcel, horizontally divide, place under mandatory co-ownership, lease, prospect and promote in any way any immovable goods or immovable rights in real property;

•	To invest, subscribe, acquire, place, sell, purchase, trade any movable value, issued by Belgian or foreign enterprises, whether or not as trade companies, administration offices, institutions or associations, and manage such investments and participations; and

•	To provide advisory, management and other services to any affiliated company or any other entity with which a participation relationship exists, in its capacity of director, liquidator or otherwise, manage or control such companies.

We may, by contribution of cash or in kind, merger, subscription, participation, financial intervention or any other way, participate in any existing or to be established company or enterprise, in Belgium or abroad, the corporate object of which is identical, similar or related to our corporate purpose, or which promotes our corporate purpose.

Generally, we can do any act of a civil or commercial, movable, immovable or industrial nature that is directly or indirectly, in whole or in part, connected to our corporate purpose.

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from our company.

Article 523 of the Belgian Company Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The statutory auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An excerpt from the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on us and justifies the decision of our board of directors must be published in our annual report. The statutory auditors’ report to the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where director conflicts arise.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

We rely on a provision in the Listing Rules of the NASDAQ Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NASDAQ Global Select Market. In particular, the Listing Rules of the NASDAQ Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas in Belgium, we are not subject to any legal requirement to have any independent directors. Additionally, our articles of association only require three directors to be independent. Our board of directors currently comprises three independent directors and seven non-independent directors. The Listing Rules of the

NASDAQ Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. While our Audit Committee is comprised entirely of independent directors, our Remuneration and Nomination Committee is composed of two independent directors and one executive director who is, directly or indirectly, a major shareholder of our company.

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form.

All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Currency

All of our shares are denominated in euro.

Changes to Our Share Capital

Changes to our share capital are decided by our shareholders. Our shareholders may at any time at a shareholders’ meeting decide to increase or decrease our share capital. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that are not fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements,” our shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years and may not exceed the amount of the registered share capital at the time of the authorization.

At our extraordinary shareholders’ meeting of April 23, 2014, our shareholders authorized our board of directors, for a period of five years from the date of publication of the changes to the articles of association decided by our shareholders’ meeting on April 23, 2014, to increase our share capital, in one or more transactions, up to a maximum amount equal to the amount of our share capital as of the closing of our initial public offering.

In addition, our board of directors is expressly authorized to increase our share capital in the event of a public takeover bid for our securities, within the limits mentioned above and under the conditions set out in Article 607 of the Belgian Company Code. This authorization is granted for a period of three years from the date of the extraordinary shareholders’ meeting of April 23, 2014. Increases in our share capital pursuant to this authorization are deducted from the remaining authorized capital. See “—Share Capital” for a description of changes in our share capital, including since our initial public offering.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period. Our board of directors may decide that preferential subscription rights which were not exercised, or were only partly exercised, by any shareholders shall accrue proportionally to the other shareholders who have already exercised their preferential subscription rights, and shall fix the practical terms for such subscription.

Our shareholders may, at a shareholders’ meeting, decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the shareholders must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Company Code. Our board of directors currently has the authority to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Generally, unless expressly authorized in advance by the shareholders’ meeting, the authorization of our board of directors to increase the share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid for our securities.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to authorization of our shareholders at a shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Company Code. Pursuant to the Belgian Company Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

At our shareholders’ meeting held on April 23, 2014, our shareholders delegated authority to our board of directors, for a period of five years from the closing date of our initial public offering (which was June 30, 2014), to repurchase our shares up to the maximum number allowed under Article 620, §1, 2° of the Belgian Company Code and for consideration that is not less than 80% of and not more than 120% of the average closing prices of the ADSs representing our ordinary shares during the 30 calendar days prior to either the date of the redemption or the date of the announcement thereof. The authorization is also valid for the acquisition of our shares by one of our direct subsidiaries pursuant to Article 627 of the Belgian Company Code.

Any offer by us to purchase our own shares must be made on the same terms and conditions to all of our shareholders.

Our board of directors is authorized to acquire our own shares if such acquisition is necessary to prevent serious and imminent harm to us. This authorization is valid for three years from the date of the publication of the authorization in the Annexes to the Belgian State Gazette (Belgisch Staatsblad / Moniteur belge).

Our board of directors is also authorized to sell our own shares at a price that it determines. This authorization is valid without restriction in time. The authorization is also valid for the sale of our shares by one of our direct subsidiaries, as defined in Article 627 of the Belgian Company Code. We did not own any own shares as of December 31, 2017.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions does not apply to us. However, in accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs representing our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person who, after acquiring beneficial ownership of our ordinary shares or ADSs representing our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Public Takeover Bids

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the FSMA. Public takeover bids must be extended to all of the voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

However, the Belgian rules on mandatory takeover bids, which provide that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a Belgian listed company, are not applicable to us.

Squeeze-out

Pursuant to Article 513 of the Belgian Company Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES

We may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, rights, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association, the Belgian Companies Code and the DGCL. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Right to Attend and Vote at Our Shareholders’ Meetings

Annual Shareholders’ Meeting

Our annual shareholders’ meeting will be held on the first Tuesday in June of each year, at 10 a.m., or at any other time, at our registered office or at any other place in Belgium mentioned in the notice of the meeting. If this date falls on a legal holiday in Belgium, the meeting is held on the next business day in Belgium (excluding Saturday) at the same time.

Special and Extraordinary Shareholders’ Meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened when one or more shareholders holding at least one-fifth of our share capital so demands.

Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Stockholders generally do not have the right to call meetings of stockholders unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Shareholders’ Meetings

Notices of our shareholders’ meetings contain the agenda of the meeting indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting. Other than in connection with a demand to convene a special or extraordinary shareholders’ meeting as described above, shareholders may not submit matters to be voted upon at our shareholders’ meetings.

Notices are sent 15 days prior to the date of our shareholders’ meeting to the holders of our registered shares, holders of our registered warrants and convertible bonds, and to our directors and our statutory auditor.

We publish on our website the notices of all our shareholders’ meetings and all related documents, such as specific board and auditor’s reports.

Under the DGCL, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders of a Delaware corporation must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings

All holders of our shares are entitled to attend our shareholders’ meeting, take part in the deliberations and, within the limits prescribed by the Belgian Company Code, vote.

Shareholders wishing to attend and participate in the shareholders’ meeting must have the ownership of their shares recorded in their names on the third business day preceding the day of the meeting through registration in the shareholders’ register. Our board of directors may make attendance and participation in the shareholders’ meeting subject to a requirement for shareholders to express, on a date prior to the meeting to be determined by our board of directors, their intention to attend the meeting and the number of shares in respect of which they intend to exercise voting rights.

Votes

Each of our ordinary shares is entitled to one vote except for shares owned by us, or by any of our direct subsidiaries, the voting rights of which are suspended.

Voting rights can also be suspended in relation to shares:

•	which are not fully paid-up, notwithstanding the request thereto of our board of directors;

•	to which more than one person, or a legal entity represented by two or more persons acting as a board, is entitled, except in the event a single representative is appointed for the exercise of the voting rights; and

•	for which the voting rights were suspended by a competent court.

The ordinary shares held by our principal shareholders do not entitle such shareholders to different voting rights, except that as long as Wilfried Vancraen, our founder and Chief Executive Officer, Hilde Ingelaere, an Executive Vice President of our company who is also Mr. Vancraen’s spouse, and their three children, Linde, Sander and Jeroen Vancraen, or collectively, the Family Shareholders, control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Any shareholder with the right to vote may either personally participate in the meeting or give a proxy to another person, who need not be a shareholder, to represent such shareholder at the meeting. All proxies must be in writing in accordance with the form prescribed by us and must be received by us no later than the date determined by our board of directors. Our articles of association do not allow shareholders to vote electronically.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our shareholders’ meetings, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendment to the articles of association, issues of new shares, convertible bonds or warrants and decisions regarding mergers and demergers, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. If the quorum is not reached, a second meeting may be convened at which no quorum requirement applies. The special majority requirement for voting, however, remains applicable.

Any modification of our corporate purpose or legal form requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Right to Ask Questions at our Shareholders’ Meeting

Within the limits of Article 540 of the Belgian Company Code, members of the board of directors will answer, during the shareholders’ meeting, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the third business day preceding the shareholders’ meeting.

Dividends

All shares participate equally in our profits (if any) as of and for the entire fiscal year starting on January 1. In general, we may only pay dividends if approved at our shareholders’ meeting, although our board of directors may, subject to certain conditions, pay an interim dividend without shareholder approval in accordance with the provisions of the Belgian Company Code. Dividends are paid on the dates and at the places determined by our board of directors.

The Belgian Company Code provides that dividends can only be paid up to an amount equal to the excess of our shareholders’ equity over the sum of (i) paid-up or called-up share capital and (ii) reserves not available for distribution pursuant to law or the articles of association. Under Belgian law and our amended and restated articles of association, we must allocate at least 5% of our annual net profit under our statutory non-consolidated accounts (prepared in accordance with Belgian GAAP) to a legal reserve until the reserve equals 10% of our share capital. Our legal reserve currently meets this requirement.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

For more information on our current dividend policy, see “Dividend Policy.”

Appointment of Directors

Our articles of association provide that, as long as the Family Shareholders control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Liquidation Rights

Our company can only be dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene a general shareholders’ meeting within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to address our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve us, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in the event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve us. If the amount of our net assets has dropped below €61,500 (the minimum amount of share capital of a Belgian limited liability company), any interested party is entitled to request the competent court to dissolve us. The court can order our dissolution or grant a grace period during which time we must remedy the situation.

Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

American Depositary Shares Representing Our Ordinary Shares

The following is a summary of the material provisions of the deposit agreement governing the ADSs that represent our ordinary shares. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the deposit agreement and the form of ADR, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the principal Amsterdam office of ING Securities Services, Inc., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (i) directly (x) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (y) by having ADSs registered in your name in the Direct Registration System, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have the rights of an ADS holder. A deposit agreement among us, the depositary, ADS holders, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We have no present intention of declaring or paying any cash dividends or cash distributions on our ordinary shares in the foreseeable future. In the event we do declare or pay any cash dividends or cash distributions, the depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If it is not possible and lawful to do so on a reasonable basis, or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. We have no present intention of declaring or paying any share dividends or other distributions of our ordinary shares in the foreseeable future. In the event of a share dividend or other distribution of ordinary shares, the depositary may distribute additional ADSs representing such ordinary shares. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the Depositary will consult with us in good faith concerning the appropriate treatment of such additional ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay the exercise price and any other charges required to be paid in order to exercise the rights.

U.S. securities laws may restrict transfers or the cancellation of the ADSs representing ordinary shares purchased upon the exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can you withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How can you interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary how to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting with sufficient advance notice to withdraw the ordinary shares.

The depositary will try, to the extent practicable, and subject to the laws of Belgium and to our articles of association, bylaws or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by you. If we requested the depositary to act at least 30 days prior to the meeting date and the depositary does not receive voting instructions from you by the specified date, it will consider you to have instructed it to give a discretionary proxy to a person designated by us with respect to the number of deposited securities represented by your ADSs, provided that no such instruction will be deemed given with respect to any matter as to which we inform the depositary (and we will provide such information as promptly as practicable, if applicable) that substantial opposition exists or such matter materially and adversely affects the rights of holders of ordinary shares. The depositary will only vote or attempt to vote as instructed or as described above. The depositary, as a shareholder on record, may either personally participate in the meeting or give a proxy to another person to represent it at the meeting. Our articles of association do not allow shareholders to vote electronically.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 15 days in advance of the meeting date.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, you will be required to pay the following fees to the depositary:

Persons depositing or withdrawing ordinary shares or ADS holders must pay to the depositary:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADS or ordinary shares underlying an ADS, such as share transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-based services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares • Reclassify, split up or consolidate any of the deposited securities	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or materially prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary or any of our respective directors, officers, employees, agents or affiliates. We and the depositary and our respective directors, officers, employees, agents or affiliates:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder of ADSs waives the right to a jury trial in an action against us or the depositary arising out of or relating to the ordinary shares or other deposited securities, ADSs, ADRs or the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon surrender and cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may accept ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary and agrees in writing that it or its customer (i) owns or represents the owner of the shares to be deposited (ii) assigns all beneficial right, title and interest in such shares to the depositary in its capacity as such and for the benefit of the ADS holders, and (iii) will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the depositary, disposing of such shares), other than in satisfaction of such pre-release; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, which limit will normally be 30% of the ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide such information as from time to time may be requested by us or as may otherwise be required to be disclosed, in accordance with applicable law, the rules and requirements of any stock exchange or clearing system on which the ADSs are traded or our articles of association.

Preference Shares

We may issue preference shares from time to time, in one or more series, including preference shares in the form of ADSs. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our articles of association may require shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

As we have done in the past, we may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights

We may issue rights for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements and/or rights certificates that contain the terms of the rights. Forms of the rights agreements and/or forms of rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the rights being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities, warrants for the purchase of ordinary shares and/or preference shares and/or debt securities, and/or rights for the purchase of ordinary shares and/or preference shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under an indenture between us and the trustee named in the indenture, dated as of a date on or prior to the issuance of the debt securities, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to an indenture between us and the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus forms a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC. The indenture, as amended or supplemented from time to time, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement. The indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and the indenture, as amended or supplemented from time to time.

General

We expect that the indenture will not limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

(a) the title, designation, aggregate principal amount and authorized denominations of the debt securities;

(b) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued;

(c) the date or dates on which the principal of the debt securities is payable;

(d) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

(e) any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which debt securities will be redeemed, purchased, converted or exchanged;

(f) the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory provisions;

(g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

(h) if other than the full principal amount, the portion of the principal amount of the debt securities of that will be payable upon declaration of acceleration pursuant to the terms of the indenture or provable in bankruptcy;

(i) any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the terms of the indenture;

(j) the currency or currencies, including composite currencies, in which payments of principal of, premium or interest, if any, on the debt securities will be payable, if other than U.S. dollars;

(k) if payments of principal of, premium or interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

(l) if payments of interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in cash or additional securities, and the terms and conditions upon which the election may be made;

(m) if denominated in a currency or currencies other than U.S. dollars, the equivalent price of the debt securities in U.S. dollars for purposes of determining the voting rights of holders of the debt securities;

(n) if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

(o) any restrictive covenants or other material terms relating to the debt securities;

(p) whether the debt securities will be issued in the form of global securities or certificates in registered form;

(q) any terms with respect to subordination;

(r) any listing on any securities exchange or quotation system;

(s) additional provisions, if any, related to defeasance and discharge of the debt securities; and

(t) the applicability of any guarantees, which would be governed by New York law.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Ranking

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

We may also issue subordinated debt securities under the indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, and may limit or restrict, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modifications of the Indenture

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

1)	changes the amount of debt securities whose holders must consent to an amendment, supplement or waiver, subject to certain exceptions;

2)	reduces the rate of or changes the interest payment time on any debt security;

3)	Waives a redemption payment or alters the redemption provisions of any debt security (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

4)	reduces the principal or changes the stated maturity of any debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

5)	reduces the principal amount payable of any security upon maturity;

6)	waives a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

7)	changes the place or currency of payment of principal of or interest, if any, on any debt security other than that stated in such debt security;

8)	impairs the right of any holder of a debt security to receive payment of principal or interest on the debt security of such holder on or after the due dates therefor;

9)	impairs the right to institute suits for the enforcement of any payment on or with respect to any debt security;

10)	changes the ranking of any debt security; or

11)	makes any other change which is specified in the applicable subsequent filings;

will be effective against any holder without its consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Company Code are complied with.

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other covenant in the debt securities or the indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default;

•	failure to pay certain final, non-appealable judgements, the aggregate uninsured and unbonded portion of which is in excess of a minimum amount set forth in the applicable subsequent filings, if the judgments are not paid, discharged, waived or stayed within a specified number of days set forth in the applicable subsequent filings; and

•	certain events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually after debt securities are issued under the indenture with the trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of the indenture. We also expect that the indenture will provide that the trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares or preference shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Clifford Chance LLP, London, England and Clifford Chance LLP, Brussels, Belgium. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Materialise NV as of December 31, 2017, 2016 and 2015 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of RSPRINT Powered by Materialise NV as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, independent accountants (the report on the financial statements contains an explanatory paragraph regarding RSPRINT Powered by Materialise NV’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren Burg. CVBA, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment relates to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the securities offered hereby.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our amended and restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our amended and restated articles of association is also publicly available as an exhibit to the registration statement of which this prospectus forms a part. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 30, 2018;

•	Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on May 30, 2018;

•	Amendment No. 2 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on June 26, 2018;

•	our Report on Form 6-K filed with the SEC on July 3, 2018; and

•	the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

3,000,000 American Depositary Shares

Representing 3,000,000 Ordinary Shares

MATERIALISE NV

PROSPECTUS SUPPLEMENT

Piper Jaffray

KeyBanc Capital Markets

Bryan, Garnier & Co.

KBC Securities USA

                     , 2018